        THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC UTILITY THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS


      -------------------------------------------------------------------


                      OLD DOMINION ELECTRIC COOPERATIVE,

                                    GRANTOR

                                      TO

                                 SUNTRUST BANK
                    (Successor by Merger to Crestar Bank),

                                    TRUSTEE

                           ________________________


                        ELEVENTH SUPPLEMENTAL INDENTURE
                         Dated as of September 1, 2001

                            ______________________


          Supplemental to the Indenture of Mortgage and Deed of Trust
                            Dated as of May 1, 1992


      -------------------------------------------------------------------

                 A Mortgage of Both Real and Personal Property

                        ELEVENTH SUPPLEMENTAL INDENTURE

     THIS ELEVENTH SUPPLEMENTAL INDENTURE, dated as of September 1, 2001 (the "Eleventh Supplemental Indenture"), between OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (the "Company"), whose mailing address and address of its chief executive office is Innsbrook Corporate Center, 4201 Dominion Boulevard, Glen Allen, Virginia 23060, and SUNTRUST BANK, a Georgia banking corporation and successor by merger to Crestar Bank, as trustee (the "Trustee"), having a corporate trust office at 919 East Main Street, 10th Floor, Corporate Trust Administration, Richmond, Virginia 23219.

     WHEREAS, the Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992 (the "Original Indenture"), to secure, as provided therein, Bonds, to be issued in one or more series as provided in the Original Indenture, as supplemented, modified or amended (the Original Indenture as so supplemented, modified or amended and in effect from time to time, the "Indenture"); and

     WHEREAS, the Original Indenture was recorded among the land records in the counties of Halifax, Louisa, Spotsylvania and Orange, Virginia, and a UCC Form 1 concerning the Original Indenture was recorded among the financing statement records at the Virginia State Corporation Commission and the Counties of Henrico, Halifax, Louisa, Spotsylvania and Orange, Virginia; and

     WHEREAS, the Company has heretofore executed and delivered a First Supplemental Indenture, dated as of August 1, 1992 (hereinafter the "First Supplemental Indenture"), its Second Supplemental Indenture, dated as of December 1, 1992 (hereinafter called the "Second Supplemental Indenture"), its Third Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the "Third Supplemental Indenture"), its Fourth Supplemental Indenture, dated as of December 15, 1994 (hereinafter called the "Fourth Supplemental Indenture"), its Fifth Supplemental Indenture, dated as of February 29, 1996 (hereinafter called the "Fifth Supplemental Indenture"), its Sixth Supplemental Indenture, dated as of November 28, 1997 (hereinafter called the "Sixth Supplemental Indenture"), its Seventh Supplemental Indenture, dated as of November 1, 1998 (hereinafter called the "Seventh Supplemental Indenture"), its Eighth Supplemental Indenture, dated as of November 30, 1998 (hereinafter called the "Eighth Supplemental Indenture"), its Ninth Supplemental Indenture, dated as of November 1, 1999 (hereinafter called the "Ninth Supplemental Indenture"), and its Tenth Supplemental Indenture, dated as of November 1, 2000 (hereinafter called the "Tenth Supplemental Indenture"), supplementing the Original Indenture, each of which, with the exception of the Fourth Supplemental Indenture, provided for the creation of a new series of Bonds and, some cases, subjected, or intended to subject, to the lien of the Indenture certain property described therein; and

     WHEREAS, each of the above-referenced supplemental indentures to the Original Indenture were recorded among the land records for the counties of Halifax, Louisa, Spotsylvania and Orange, Virginia and among the financing statement records at the Virginia State Corporation Commission and the Counties of Henrico, Halifax, Louisa, Spotsylvania and Orange, Virginia, which are all of the recording offices in which this Eleventh Supplemental Indenture will be recorded; and

     WHEREAS, pursuant to the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture, there have been executed, authenticated, delivered and issued and there are now outstanding First Mortgage Bonds of the series and in the principal amount as follows:


                                       Principal Amount       Principal Amount
            Series                          Issued              Outstanding
           -------                          ------              -----------
     7.27% First Mortgage                $ 50,000,000           $          0
     Bonds, 1992 Series A,
     Due December 1, 1997

     7.97% First Mortgage                 150,000,000             56,322,000
     Bonds, 1992 Series A,
     Due December 1, 2002

     8.76% First Mortgage                 350,000,000            176,555,000
     Bonds, 1992 Series A,
     Due December 1, 2022

     First Mortgage Bonds,                  1,203,638                      0
     1992 Series B,
     Due September 15, 1992

     First Mortgage Bonds,                  1,203,637                      0
     1992 Series B,
     Due December 15, 1992

     First Mortgage Bonds,                  1,203,637                      0
     1992 Series B,
     Due March 15, 1993

     First Mortgage Bonds,                  1,203,638                      0
     1992 Series B,
     Due June 15, 1993

     First Mortgage Bonds,                  1,203,638                      0
     1992 Series B,
     Due September 15, 1993

     First Mortgage Bonds,                  1,203,637                      0
     1992 Series B,
     Due December 15, 1993

     First Mortgage Bonds,                    392,375                      0

                                       Principal Amount       Principal Amount
            Series                          Issued              Outstanding
           -------                          ------              -----------
     1992 Series B,
     Due March 15, 1994

     First Mortgage Bonds,                    392,376                      0
     1992 Series B,
     Due June 15, 1994

     First Mortgage Bonds,                    392,376                      0
     1992 Series B,
     Due September 15, 1994

     First Mortgage Bonds,                    392,376                      0
     1992 Series B,
     Due December 15, 1994

     First Mortgage Bonds,                    392,375                      0
     1992 Series B,
     Due March 15, 1995

     First Mortgage Bonds,                    392,376                      0
     1992 Series B,
     Due June 15, 1995

     First Mortgage Bonds,                    392,376                      0
     1992 Series B,
     Due September 15, 1995

     First Mortgage Bonds,                    392,376                      0
     1992 Series B,
     Due December 15, 1995

     First Mortgage Bonds,                    392,375                      0
     1992 Series B,
     Due March 15, 1996

     First Mortgage Bonds,                    392,376                      0
     1992 Series B,
     Due June 15, 1996

     First Mortgage Bonds,                    392,376                      0
     1992 Series B,
     Due September 15, 1996

     First Mortgage Bonds,                    392,376                      0
     1992 Series B, Due
     December 15, 1996

                                       Principal Amount       Principal Amount
            Series                          Issued              Outstanding
           -------                          ------              -----------
     4.90% First Mortgage                   1,025,000                      0
     Bonds, 1992 Series C,
     Due December 1, 1997

     5.20% First Mortgage                   1,075,000                      0
     Bonds, 1992 Series C,
     Due December 1, 1998

     5.40% First Mortgage                   1,130,000                      0
     Bonds, 1992 Series C,
     Due December 1, 1999

     5.50% First Mortgage                   1,190,000                      0
     Bonds, 1992 Series C,
     Due December 1, 2000

     5.70% First Mortgage                   1,255,000              1,255,000
     Bonds, 1992 Series C,
     Due December 1, 2001

     5.90% First Mortgage                   1,330,000              1,330,000
     Bonds, 1992 Series C,
     Due December 1, 2002

     6.00% First Mortgage                   1,405,000              1,405,000
     Bonds, 1992 Series C,
     Due December 1, 2003

     6.10% First Mortgage                   1,495,000              1,495,000
     Bonds, 1992 Series C,
     Due December 1, 2004

     6.35% First Mortgage                   5,060,000              5,060,000
     Bonds, 1992 Series C,
     Due December 1, 2007

     6.50% First Mortgage                  10,845,000             10,845,000
     Bonds, 1992 Series C,
     Due December 1, 2012

     6.00% First Mortgage                  34,400,000             34,400,000
     Bonds, 1992 Series C,
     Due December 1, 2022

                                       Principal Amount       Principal Amount
            Series                          Issued              Outstanding
           -------                          ------              -----------
     7.48% First Mortgage                 130,000,000            125,300,000
     Bonds, 1993 Series A,
     Due December 1, 2013

     7.78% First Mortgage                 120,000,000             18,500,000
     Bonds, 1993 Series A,
     Due December 1, 2023

     First Mortgage Bonds                  25,565,962                      0
     1996 Series A,
     Due February 28, 1997

     First Mortgage Bonds                     581,032                      0
     1996 Series B,
     Due January 5, 1998

     First Mortgage Bonds                  25,505,428             34,041,564
     1996 Series B,
     Due December 15, 2018

     4.90% First Mortgage                   1,025,000              1,025,000
     Bonds, 1997 Series A,
     Due December 1, 2001

     4.25% First Mortgage Bonds             1,075,000              1,075,000
     1998 Series A,
     Due December 1, 2002

     4.25% First Mortgage Bonds             5,000,000              5,000,000
     1998 Series B,
     Due December 1, 2002

     5.25% First Mortgage Bonds             1,130,000              1,130,000
     1999 Series A,
     Due December 1, 2002

     5.125% First Mortgage Bonds            1,190,000              1,190,000
     2000 Series A,
     Due December 1, 2002

     WHEREAS, the Board of Directors of the Company has established the 2001 Series A Bonds and the Board of Directors of the Company has authorized the issuance thereof, and the Company has complied or will comply with all provisions required to issue Additional Bonds provided for in the Original Indenture; and

     WHEREAS, the Company desires to execute and deliver this Eleventh Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (i) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of the new series, (ii) amending certain provisions of the Indenture pursuant to Section 13.02 of the Indenture, effective upon obtaining the required consents from the Holders pursuant to such section, (iii) amending certain provisions of the Indenture pursuant to Section 13.01 of the Indenture effective as of the date hereof; and (iv) amending and restating the Indenture in its entirety pursuant to Sections 13.01 and 13.02 of the Indenture, effective as of and after the Release Date (as defined below), such that, from and after the Release Date, (A) all Outstanding Secured Bonds issued on or after the date of this Eleventh Supplemental Indenture shall constitute Obligations as defined in, and be entitled to the benefits of, the Restated Indenture (as defined below), and (B) the lien and security interests arising under the Indenture on the Trust Estate shall terminate and the entire Trust Estate (as defined in the Indenture) shall be reconveyed and re-assigned to the Company; and

     WHEREAS, Section 13.01 of the Indenture provides that, without the consent of the Holders of any of the Bonds at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into a Supplemental Indenture for the purposes and subject to the conditions set forth in such
Section 13.01; and

     WHEREAS, Section 13.02 of the Indenture provides that, with the consent of a specified number of Holders of the Bonds of all series then Outstanding affected, the Company, when authorized by a Bond Resolution, and the Trustee may enter into a Supplemental Indenture for the purposes and subject to the conditions set forth in such Section 13.02; and

     WHEREAS, the Company proposes to supplement and amend the Indenture as provided herein in complaince with Sections 13.01 and 13.02 thereof; and

     WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal and Redemption Price of and interest on the 2001 Series A Bonds, to make the 2001 Series A Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds prior to the Release Date, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Eleventh Supplemental Indenture has been in all respects duly authorized;

     NOW, THEREFORE, THIS ELEVENTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds until the Release Date, to confirm the lien of the Indenture upon the Trust Estate mentioned therein including all property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture until the Release Date, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Outstanding Secured Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remiss, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the

Trustee, in trust, all property, rights, privileges and franchises (other than Excepted Property) of the Company of the character described in the Granting Clauses of the Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all of those fee and leasehold interests in real property, if any, which may hereafter be constructed or acquired by it, but subject to all exceptions, reservations and matters of the character therein referred to, and expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted by paragraphs (A) through (K) of "Excepted Property" in the Indenture to the extent contemplated thereby, and all property heretofore released or otherwise disposed of pursuant to the provisions of the Indenture.

     PROVIDED, HOWEVER, that (i) if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 10.14 of the Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in paragraphs (A) through (G), inclusive, of "Excepted Property" in the Indenture then owned or thereafter acquired by the Company shall immediately, and, in the case of any Excepted Property described or referred to in paragraphs (H) through
(J) inclusive, of "Excepted Property" in the Indenture, upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and (ii) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

     The Company may, however, pursuant to Granting Clause Third of the Indenture, subject any Excepted Property to the lien of the Indenture, whereupon the same shall cease to be Excepted Property.

     TO HAVE AND TO HOLD all said property, rights, privileges and franchises of every kind and description, real, personal or mixed, hereby and hereafter (by Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining unto the Trustee and its successors and assigns forever.

     SUBJECT, HOWEVER, to (i) Permitted Encumbrances (as defined in Section 1.01 of the Indenture), (ii) to the extent permitted by Section 14.06 of the Indenture, as to property acquired since the date of execution of the Original Indenture, (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company, and (b) purchase money mortgages created by the Company at the time of acquisition thereof, and (iii) defects of title to and encumbrances on property described in
Article IV of the First Supplemental Indenture.

     BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured

Bonds without any priority of any such Bond over any other such Bond and for the enforcement of the payment of such Bonds in accordance with their terms.

     UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article Six of the Indenture, the Company shall be permitted to possess and use the Trust Estate, except cash, securities and other personal property deposited, or required to be deposited, with the Trustee and to explore for, mine, extract and dispose of coal, ore, gas, oil and other minerals, to harvest standing timber and to receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

     AND IT IS HEREBY COVENANTED AND DECLARED that all the Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts set forth in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Bonds as follows:

                                   ARTICLE I

                  TERMS AND ISSUE OF THE 2001 SERIES A BONDS

     Section 1.01. General. There be hereby established under the Indenture, as further amended by this Eleventh Supplemental Indenture, a series of Bonds, known as and entitled "2001 Series A Bonds" (collectively, the "2001 Series A Bonds"). The aggregate principal amount of 2001 Series A Bonds which may be authenticated and delivered and Outstanding is limited to TWO HUNDRED FIFTEEN MILLION AND NO/00 DOLLARS ($215,000,000.00). The Trustee is hereby appointed as Authenticating Agent for the 2001 Series A Bonds.

     The 2001 Series A Bonds shall be issuable without coupons and in denominations of $1,000 and integral multiples thereof. Each 2001 Series A Bond shall be dated the date of its authentication. The 2001 Series Bonds shall bear interest from their date of issuance, payable on December 1, 2001, and on each June 1 and December 1 of each year thereafter at the rate of 6.25% per annum and shall mature, subject to prior redemption, on June 1, 2011. Interest on the 2001 Series A Bonds shall be computed on the basis of a 360-day year of twelve 30-day months.

     The principal and the Redemption Price of and interest on the 2001 Series A Bonds shall be payable to the registered owner of the 2001 Series A Bonds or its assignee in accordance with the provisions of the Indenture on the applicable principal, Interest Payment Date or Redemption Date. Interest on the 2001 Series A Bonds shall be payable without presentation of the 2001 Series A Bonds for payment. Payment of the principal and Redemption Price of and interest on any 2001 Series A Bond shall be payable at the office of the Trustee in Richmond, Virginia. Such location is the Place of Payment.

     The Regular Record Date (referred to in Section 3.09 of the Indenture) for the payment of interest on the 2001 Series A Bonds shall be the fifteenth day (whether or not a business day) of the calendar month next preceding such Interest Payment Date.

     Section 1.02.  Make Whole Redemption.

                    (a) The 2001 Series A Bonds are subject to redemption, as a whole or in part, at the election of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2001 Series A Bonds being redeemed plus accrued interest to the Redemption Date; and (ii) the sum of the present values of all principal and interest payments scheduled to become due after the date of such redemption in respect of the 2001 Series A Bonds being redeemed, discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) and calculated using a discount rate equal to the sum of (A) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of the 2001 Series A Bonds and trading in the secondary market at the price closest to par, and (B) twenty (20) basis points; PROVIDED, HOWEVER, that if there is no U.S. Treasury security having an average life equal to the remaining average life of the 2001 Series A Bonds, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity of two U.S. Treasury securities having average lives most closely corresponding to the remaining life of the 2001 Series A Bonds and trading in the secondary market at the price closest to par. Without duplication, any interest due and payable but unpaid on 2001 Series A Bonds being redeemed shall be paid on the Redemption Date therefor.

                    (b) The calculations set forth in paragraph (a) above of this Section 1.02 shall be determined on the third business day prior to the scheduled Redemption Date by an investment banking institution of national standing in the United States selected by the Company or, if the Trustee does not receive notice of such selection at least ten days prior to a scheduled Redemption Date or if an Event of Default under the Indenture shall have occurred and be continuing, selected by the Trustee.

                    (c) If less than all of the 2001 Series A Bonds are to be redeemed, the particular 2001 Series A Bonds to be redeemed shall be selected by the Trustee from the Outstanding 2001 Series A Bonds which have not been previously been called for redemption by prorating, as nearly as may be, the principal amount of the 2001 Series A Bonds to be redeemed among the Holders thereof in proportion to the aggregate principal amount thereof registered in their respective names; EXCEPT that, if there shall have been previously filed with the Trustee an Act of all of the Holders thereof satisfactory to the Trustee specifying the method of selecting the 2001 Series A Bonds to be redeemed, such selection shall be made by the Trustee in accordance with the terms of such Act.

                    (d) Upon receipt of a notice from the Company of its intent to effect an optional redemption of the 2001 Series A Bonds, the Trustee shall cause notice of such redemption to be given to each Holder of the 2001 Series A Bonds then Outstanding at its address as the same shall last appear upon the Bond Register, by first class mail at least 30 and no more than 60 days prior to the Redemption Date; provided that so long as the Book-Entry System is maintained in effect, notice of redemption shall be given to the registered Holders at the time and in the manner required in the DTC Letter of Representations executed in connection with the issuance and sale of the 2001 Series A Bonds (as amended and in effect from time to time, the "2001 Series A DTC Letter of Representations"), and the Trustee shall not be required to give any other notice of redemption otherwise required herein. The notice of redemption shall specify the Redemption Date, the place or places of payments, that payment will be made only upon the presentation and surrender of the 2001 Series A Bonds to be redeemed, that interest, if any, accrued to the Redemption Date will be paid as specified in such notice and that on and after such date interest thereon shall cease to accrue.

                    (e) Except as provided in this Section 1.02, the 2001 Series A Bonds are not redeemable at any time prior to their Stated Maturity.

     Section 1.03.  Exchangeability.

     When the 2001 Series A Bonds are held in a Book-Entry System, the delivery of 2001 Series A Bonds, exchanges, transfers and assignments of the 2001 Series A Bonds and issuance of the 2001 Series A Bonds shall be determined by the provisions of the 2001 Series A DTC Letter of Representations.

     Subject to Section 3.07 of the Indenture, all 2001 Series A Bonds not held in the Book-Entry System shall be fully interchangeable, and, upon surrender at the office or agency of the Trustee in a Place of Payment therefor, shall be exchangeable for other 2001 Series A Bonds of a different authorized denomination or denominations, as requested by the Holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, 2001 Series A Bonds whenever the same are required for any such exchange.

     Section 1.04.  Book-Entry System, Certificates, Registration and Payment.

     The 2001 Series A Bonds initially shall be held in a Book-Entry System and shall (except to the extent otherwise required by the 2001 Series A DTC Letter of Representations) be evidenced by one or more certificates, in an amount equal to the aggregate principal amount of the 2001 Series A Bonds.

     The principal and Redemption Price of and interest on the 2001 Series A Bonds shall be payable in lawful money of the United States of America. While the 2001 Series A Bonds are held in the Book-Entry System, payment of the principal and Redemption Price of and interest on the 2001 Series A Bonds shall be made by wire transfer of Federal funds or equivalent same-day funds, or in such other manner as permitted by the DTC Letter of Representations executed by the Company in connection with such series (as the same may be amended from time to time), to the account of Cede & Co. In the event the 2001 Series A Bonds are no longer held in the Book-Entry System, (i) interest on the 2001 Series A Bonds shall be payable on each Interest Payment Date by check payable to the Holder (except that if so instructed in writing by a Holder of $1,000,000 or more of the 2001 Series A Bonds on or prior to the applicable Regular Record Date, such payments shall be made by the wire transfer of Federal funds on the Interest Payment Date), mailed to the Holder at his or her address as it appears on the Bonds Register on the last day of the calendar month prior to the Interest Payment Date, or in such other manner as such Holder and the Trustee may determine, and (ii) principal shall be payable only upon presentation and surrender of each 2001 Series A Bond, as the same becomes due, at the office from which the Trustee performs the payment function for 2001 Series A Bonds. Except as may be provided in the 2001 Series A DTC Letter of Representations with respect to 2001 Series A Bonds then held in the Book-Entry System, payment of principal shall be made only upon presentation and surrender of each 2001 Series A Bond, as the same becomes due, at the office from which the Trustee performs the payment function for the 2001 Series A Bonds.

     The Trustee shall act as Bond Registrar and shall maintain registration books for the registration and the registration of transfer of the 2001 Series A Bonds.

     So long as the 2001 Series A Bonds are held in the Book-Entry System, the registered Holder of all of the 2001 Series A Bonds shall be DTC, and the 2001 Series A Bonds shall be registered in the name of Cede & Co., as nominee for DTC, pursuant to the DTC Letter of Representations with respect to 2001 Series A Bonds, as amended from time to time, and the provisions of such Letter of Representations shall be incorporated herein by this reference.

     Upon initial issuance, the ownership of the 2001 Series A Bonds shall be registered by the Trustee on the Bond Register in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered Holder of the 2001 Series A Bonds registered in its name for the purposes of payment of the principal and Redemption Price of or interest on the 2001 Series A Bonds, selecting the 2001 Series A Bonds or portions thereof to be redeemed, giving notice as required under the Indenture, registering the transfer of 2001 Series A Bonds, obtaining any consent or other action to be taken by the Holders and for all other purposes whatsoever; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any person claiming a beneficial ownership interest in the 2001 Series A Bonds under or through DTC or any DTC Participant, or any other person which is not shown on the Bond Register as being a registered Holder, with respect to the accuracy of any records maintained by DTC or any DTC Participant; the payment by DTC or any DTC Participant of any amount in respect of the principal or Redemption Price of or interest on the 2001 Series A Bonds; any notice or direction which is permitted or required to be given to or received from Holders under the Indenture; the selection by DTC or any DTC Participant of any Person to receive payment in the event of a partial redemption of the 2001 Series A Bonds; or any consent given or other action taken by DTC as Holder; nor shall any DTC Participant or any such Person be deemed to be a third party beneficiary of any Holders' rights under the Indenture. The Trustee shall pay from moneys available hereunder all principal and Redemption Price of and interest on the 2001 Series A Bonds only to or upon the order of DTC or its designee, and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal and Redemption Price of and interest on the 2001 Series A Bonds to the extent of the sum or sums so paid. So long as the 2001 Series A Bonds are held in the Book-Entry System, no person other than DTC shall receive an authenticated Bond evidencing the obligation of the Company to make payments of principal and Redemption Price of and interest pursuant to the Indenture. Upon delivery by DTC to the Trustee of DTC's written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of 2001 Series A Bonds, the term "Cede & Co." in this Eleventh Supplemental Indenture shall refer to such new nominee of DTC.

     Section 1.05.  Availability of Bond Certificates.

     At any time it determines that it is in the best interests of the Holders, the Company may notify DTC and the Trustee, whereupon DTC will, if consistent with DTC's then-current policies, notify the DTC Participants of the availability through DTC of 2001 Series A Bond certificates. In such event, the Company shall prepare and execute and the Trustee shall issue, transfer and exchange, at the expense of the Company, 2001 Series A Bond certificates as requested in writing by DTC in appropriate amounts. DTC may determine to discontinue providing its services with respect to the 2001 Series A Bonds at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. If DTC resigns as securities depository for the 2001 Series A Bonds, 2001 Series A Bond certificates shall be delivered pursuant to this Section. Under such circumstances (if there is no successor securities depository), the Company and the Trustee shall be obligated to deliver 2001 Series A Bonds as described in the Indenture, provided that the expense in connection therewith shall be paid by the Company. In the event that certificates for 2001 Series A Bonds are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of and Redemption Price of and interest on such 2001 Series A Bonds. Whenever DTC requests the Company to do so, the Company will cooperate with DTC in taking appropriate action after written notice (a) to make available one or more separate certificates evidencing the 2001 Series A Bonds to any DTC Participant having 2001 Series A Bonds credited to its DTC account, or (b) to arrange for another securities depository to maintain custody of certificates evidencing the 2001 Series A Bonds.

     Section 1.06. Form of 2001 Series A Bonds. The 2001 Series A Bonds and the Trustee's authentication certificate to be executed on the Bonds of such series shall be substantially in the form attached hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Bonds, as evidenced by their execution of such Bonds.

     Section 1.07. Ambac Assurance Designated Credit Enhancer. Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company ("Ambac Assurance"),
                                                             ---------------
is hereby designated the Credit Enhancer with respect to the 2001 Series A
Bonds.

     Section 1.08. Consent Of Ambac Assurance To Amendments To the Indenture. If the financial guaranty insurance policy issued by Ambac Assurance insuring the payment when due of the principal of and interest on the 2001 Series A Bonds as provided therein (the "Financial Guaranty Insurance Policy") is in effect and Ambac Assurance is not in breach of any of the provisions thereof, any provision of the Indenture expressly recognizing or granting rights in or to Ambac Assurance may not be amended in any manner which affects the rights of Ambac Assurance hereunder without the prior written consent of Ambac Assurance.

     Section 1.09. Ambac Assurance To Be Subrogated To Rights Of Holders of 2001 Series A Bonds. Notwithstanding anything herein to the contrary, in the event that the principal or interest due on the 2001 Series A Bonds shall be paid by Ambac Assurance pursuant to the Financial Guaranty Insurance Policy, the 2001 Series A Bonds shall remain Outstanding for all purposes of the Indenture, not be defeased or otherwise satisfied and not be considered paid by the Company, and the obligations of the Company to the Holders of the 2001 Series A Bonds shall continue to exist and shall run to the benefit of Ambac Assurance, and Ambac Assurance shall be subrogated to the rights of such Holders.

     Section 1.10. Trustee Notification To Ambac Assurance Of Failure To Deliver Notices By Company. The Trustee shall notify Ambac Assurance of any failure of the Company to provide any notices, certificates or other documents required to be provided to the Trustee pursuant to the terms of the Indenture.

     Section 1.11. Trustee To Notify Ambac Assurance Of Events Of Default. The Trustee shall immediately notify Ambac Assurance upon the occurrence of any Event of Default of which it has knowledge.

     Section 1.12. Payment Procedure Pursuant To The Financial Guaranty Insurance Policy. If the Financial Guaranty Insurance Policy shall be in full force and effect, the Trustee and Paying Agent agree to comply with the following provisions:

                    (a) On the Interest Payment Dates the Trustee or Paying Agent, if any, will determine whether there will be sufficient funds to pay the principal of or interest on the 2001 Series A Bonds on such Interest Payment Date. If the Trustee or Paying Agent, if any, determines that there will be insufficient funds, the Trustee or Paying Agent, if any, shall so notify Ambac Assurance. Such notice shall specify the amount of the anticipated deficiency, the 2001 Series A Bonds to which such deficiency is applicable and whether such 2001 Series A Bonds will be deficient as to principal or interest, or both. If there is such a deficiency but the Trustee or Paying Agent, if any, has not so notified Ambac Assurance on an Interest Payment Date (but does do so on a later date), Ambac Assurance will make payments of principal or interest due on the 2001 Series A Bonds on or before the first day next following the date on which Ambac Assurance shall have received notice of nonpayment from the Trustee or Paying Agent, if any.

                    (b) The Trustee or Paying Agent, if any, shall, after giving notice to Ambac Assurance as provided in (a) above, make available to Ambac Assurance and, at Ambac Assurance's direction, to The Bank of New York in New York, New York, as insurance trustee for Ambac Assurance or any successor insurance trustee (the "Insurance Trustee"), the registration books of the Company maintained by the Bond Registrar.

                    (c) The Trustee or Paying Agent, if any, shall provide Ambac Assurance and the Insurance Trustee with a list of registered Holders of the 2001 Series A Bonds entitled to receive principal or interest payments from Ambac Assurance under the terms of the Financial Guaranty Insurance Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the registered Holders of the 2001 Series A Bonds entitled to receive full or partial interest payments from Ambac Assurance and (ii) to pay principal upon 2001 Series A Bonds surrendered to the Insurance Trustee by the registered Holders entitled to receive full or partial principal payments from Ambac Assurance.
                    (d) The Trustee or Paying Agent, if any, shall, at the time it provides notice to Ambac Assurance pursuant to (a) above, notify registered Holders of the 2001 Series A Bonds entitled to receive the payment of principal or interest thereon from Ambac Assurance (i) as to the fact of such entitlement,
(ii) that Ambac Assurance will remit to them all or a part of the interest payments next coming due upon proof of Holder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered Holder's right to payment, (iii) that should they be entitled to receive full payment of principal from Ambac Assurance, they must surrender their 2001 Series A Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Bonds to be registered in the name of Ambac Assurance) for payment to the Insurance Trustee, and not the Trustee or Paying Agent, if any, and (iv) that should they be entitled to receive partial payment of principal from Ambac Assurance, they must surrender their 2001 Series A Bonds for payment thereon first to the Trustee or Paying Agent, if any, who shall note on such

2001 Series A Bonds the portion of the principal paid by the Trustee or Paying Agent, if any, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

                    (e) In the event that the Trustee or Paying Agent, if any, has notice that any payment of principal of or interest on a 2001 Series A Bond which has become due for payment and which is made to a Holder of a 2001 Series A Bond by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having jurisdiction, the Trustee or Paying Agent, if any, shall, at the time Ambac Assurance is notified pursuant to (a) above, notify all Holders of 2001 Series A Bonds that in the event that any Holder's payment is so recovered, such Holder will be entitled to payment from Ambac Assurance to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent, if any, shall furnish to Ambac Assurance its records evidencing the payments of principal of and interest on the 2001 Series A Bonds which have been made by the Trustee or Paying Agent, if any, and subsequently recovered from Holders and the dates on which such payments were made.

                    (f) In addition to those rights granted Ambac Assurance under this Eleventh Supplemental Indenture, Ambac Assurance shall, to the extent it makes payment of principal of or interest on the 2001 Series A Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Financial Guaranty Insurance Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent, if any, shall note Ambac Assurance's rights as subrogee on the registration books of the Company maintained by the Bond Registrar upon receipt from Ambac Assurance of proof of the payment of interest thereon to the registered Holders of the 2001 Series A Bonds, and (ii) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent, if any, shall note Ambac Assurance's rights as subrogee on the registration books of the Company maintained by the Bond Registrar upon surrender of the 2001 Series A Bonds by the registered Holders thereof with proof of the payment of principal thereof.

     Section 1.13. Ambac Assurance As Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to Ambac Assurance any right, remedy or claim under or by reason of the Indenture, Ambac Assurance is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right remedy or claim conferred, given or granted hereunder in accordance with the terms hereof. Notwithstanding any other provision to the contrary herein, any rights, remedies or claims of Ambac Assurance under or by reason of the Indenture shall only be applicable so long as the Financial Guaranty Insurance Policy shall be in full force and effect and Ambac Assurance shall not be in default thereunder.

     Section 1.14. Trustee. The Company shall give written notice to Ambac Assurance of the resignation and/or removal of the Trustee and the appointment of a successor Trustee.

                                  ARTICLE II

                          AMENDMENTS TO THE INDENTURE

     Section 2.01. The amendments to the Indenture set forth in Sections 2.02 through 2.12 of this Eleventh Supplemental Indenture shall become effective pursuant to and in accordance with Section 13.02 of the Indenture.

     Section 2.02. Section 1.01 of the Indenture is amended by deleting paragraph (D) thereof and substituting in lieu thereof the following:

     All references herein to "Accounting Requirements" refer to such requirements as are in use in the United States at the time of the determination of any computation required or permitted hereunder, or, at the option of the Company, such requirements in use on the date of this Indenture.

     Section 2.03. Section 1.01 of the Indenture is amended by deleting the definition of "Defeasance Securities" therein and substituting in lien thereof the following:

          "Defeasance Securities" means and includes any of the following securities, if and to the extent the same are not subject to redemption or call prior to maturity by anyone other than the holder thereof and are at the time legal for investment of the Company's funds:

          (a) any bonds or other obligations which as to principal and interest constitute direct obligations of, or are unconditionally guaranteed by, the United States of America;

          (b) any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state (i) which are not callable prior to maturity, or which have been duly called for redemption by the obligor on a date or dates specified and as to which irrevocable instructions have been given to a trustee in respect of such bonds or other obligations by the obligor to give due notice of such redemption on such date or dates, which date or dates shall be also specified in such instructions, (ii) which are secured as to principal and interest and redemption premium, if any, by a fund consisting only of cash or bonds or other obligations of the character described in paragraph (a) above which fund may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the redemption date or dates specified in the irrevocable instructions referred to in subparagraph (i) of this paragraph (b), as appropriate, (iii) as to which the principal of and interest on the bonds and obligations of the character described in paragraph (a) above on deposit in such fund along with any cash on deposit in such fund are sufficient to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph (b) on the maturity date or dates thereof or on the redemption date or dates specified in the irrevocable instructions referred to in subparagraph (i) of this paragraph (b), as appropriate, and
     (iv) which at the time of
     their purchase hereunder are rated "AAA" by Standard & Poor's Ratings Group and, if rated by Moody's Investors Service, are rated "Aaa" by such agency; and

          (c) any certificates or any other evidences of an ownership interest in obligations or in specified portions thereof (which may consist of specified portions of the interest thereon) of the character described in paragraph (a) or (b) above.

     Section 2.04. Section 1.01 of the Indenture is amended by deleting the definition of "Available Margins Certificate" therein and substituting in lieu thereof the following:

          "Available Margins Certificate" means an Officers' Certificate, dated not more than 30 days prior to the date of the related Application, and signed, in addition to the two Officers signing the same, by a Person, who may be one of such Officers, signing as an Accountant, stating that:

          (1) the Margins for Interest for any 12 consecutive calendar months during the period of 18 calendar months immediately preceding the first day of the calendar month in which the relevant Application is made, are not less than 1.10 times the Interest Charges during such 12-month period; and

          (2) the Margins for Interest have been calculated in accordance with the definition contained in this Section and to that end specifying the revenues and income of the Company and the deductions therefrom, all as called for by that definition.

     If any period of 12 months referred to in such Available Margins Certificate is a period with respect to which an annual report is required to be filed by the Company pursuant to Section 11.04, such Certificate shall be accompanied by an Independent Accountant's Certificate stating in substance that nothing came to the attention of such Accountant in connection with his audit of such period which would lead him to believe that there was any incorrect or inaccurate statement in such Certificate.

     Section 2.05. Section 1.01 of the Indenture is amended by deleting the parenthetical "(whether capitalized or expensed)" in the definition of "Interest Charges" and substituting "(other than capitalized interest charges)" in lieu thereof.

     Section 2.06. Section 1.01 of the Indenture is amended by deleting the definition of "Margins for Interest" therein and substituting in lieu thereof the following:

          "Margins for Interest" means, for any period, the net margins of the Company for such period, which shall include revenues of the Company, if any, subject to possible refund at a later date; PROVIDED, HOWEVER, no deductions shall be made as a result of refunds ordered in a subsequent period; adjusted by:

          (a)  adding:

          (i)  Interest Charges;

          (ii) the amount, if any, deducted in arriving at net margins on account of accruals of Federal income and other taxes imposed on income after deduction of Interest Charges for such period;

          (iii) the amount, if any, deducted in arriving at net margins on account of any losses incurred by any Subsidiary or Affiliate of the Company other than amounts deducted pursuant to paragraph (b)(ii) below;

          (iv) the amount, if any, the Company actually receives in such period as a dividend or other distribution of earnings of any Subsidiary or Affiliate (whether or not such earnings were for such period or any earlier period or periods) which amount has not otherwise been reflected as an increase in net margins in such period or any earlier period or periods; and

          (v) the amount of any expenses or provisions for any non-recurring charge to income or margins or retained earnings of whatever kind or nature (including, without limitation, (A) the recognition of expense due to the non-recoverability of assets or expenses and (B) the accelerated portion of the amortization of any deferred charges or regulatory assets carried on the books of the Company) that may have been deducted or otherwise taken into account in arriving at net margins whether or not recorded as a non-recurring charge in the Company's books of account; and

          (b)    subtracting:

          (i) the amount, if any, added in arriving at net margins on account of any income, gain, earnings or profits of any Subsidiary or Affiliate of the Company other than amounts added pursuant to paragraph (a)(iv) above; and

          (ii) the amount, if any, the Company actually contributes to the capital of, or actually pays under a guarantee or like agreement by the Company of an obligation of, any Subsidiary or Affiliate in such period, to the extent of any accumulated losses incurred by such Subsidiary or Affiliate (whether or not such losses were for such period or any earlier periods), but only to the extent (A) such losses have not otherwise caused other contributions or payments to be subtracted from net margins for purposes of computing Margins for Interest for a prior period and (B) such amount has not otherwise been subtracted from net margins.

     Margins for Interest shall be determined in accordance with Accounting Requirements; PROVIDED, HOWEVER, that such determination shall be made on a Company only and not on a consolidated basis.

     Section 2.07. Section 9.01 of the Indenture is amended by deleting the paragraph (D) thereof and substituting in lieu thereof the following:

     D. a failure to pay any portion of the principal when due and payable (other than amounts due and payable on acceleration) under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company, other than any indebtedness evidenced by a Bond, whether such indebtedness now exists or shall hereafter be created, which failure shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable in an aggregate principal amount exceeding $10,000,000 without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of ten (10) days after such acceleration; or

     Section 2.08. Section 9.01 of the Indenture is amended by deleting the number "$5,000,000" in paragraph (E) thereof and substituting the number "$10,000,000" in lieu thereof.

     Section 2.09. Section 13.01 of the Indenture is amended by including the following at the end of paragraph (J) thereof:

     For purposes of this paragraph of this Section, any Supplemental Indenture will be presumed not to materially and adversely affect the rights of the Holders if (1) this Indenture, as supplemented and amended by such Supplemental Indenture, provides equally and ratably for the payment of principal of (and premium, if any) and interest on the Outstanding Bonds which are to remain Outstanding, and (2) subject to the last sentence of this paragraph, the Company shall furnish to the Trustee written evidence from at least two (2) nationally recognized statistical rating organizations then rating the Bonds (or other obligations primarily secured by Outstanding Bonds) that their respective ratings of the Outstanding Bonds (or other obligations primarily secured by Outstanding Bonds) that are not subject to Credit Enhancement will not be withdrawn or reduced as a result of the changes in the Indenture effected by such Supplemental Indenture; PROVIDED, HOWEVER, that the failure to qualify for the presumption set forth in this sentence shall not create any presumption to the contrary or be used to question the judgment of the Trustee; PROVIDED, FURTHER, that the provisions of this paragraph may not be used to amend or modify the items listed in paragraphs (A) through (F) of Section 13.02 hereof in any way that is inconsistent with the provisions of such Section
     13.02. The Trustee may rely on the written evidence of the nationally recognized statistical rating organizations then rating the Bonds (or other obligations primarily secured by Outstanding Bonds) with respect to credit matters relating to the Company to the extent that it deems such reliance to be appropriate.

     The Company shall promptly give notice to any Credit Enhancer of any Supplemental Indenture entered into pursuant to the provisions of this
     Section 13.01.

     Section 2.10. The Indenture is amended by deleting Section 14.14 thereof and substituting the following in lieu thereof:

          Section 14.14. Rate Covenant. Subject to the approval or determination of any regulatory or judicial authority with jurisdiction over rates, rents, charges, fees and other compensation (collectively, "Rates"), the Company shall establish and collect Rates (i) for the use or the sale of the output, capacity or service of the System which are reasonably expected to yield Margins for Interest for each fiscal year of the Company, equal to at least 1.10 times Interest Charges for such period, and (ii) that, together with other moneys available to the Company, produce moneys sufficient to enable the Company to comply with its covenants under this Indenture. Promptly upon any material change in the circumstances which were contemplated at the time such Rates were most recently reviewed, but not less frequently than once every twelve (12) months, the Company shall review the Rates so established and shall, subject to any necessary regulatory approval, promptly establish or revise such Rates as necessary to comply with the foregoing requirements.

     Section 2.11. The Indenture is amended by deleting Section 14.15 thereof and substituting the following in lieu thereof:

          Section 14.15. Distributions to Members. The Company shall not directly or indirectly declare or pay any dividend or make any payments, distributions or retirements of patronage capital to members (each a "Distribution") if, at the time thereof or after giving effect thereto, (i) an Event of Default shall exist, or (ii) the Company's patronage capital (determined in accordance with Accounting Requirements) as of the end of the Company's most recent fiscal quarter would be less than twenty percent (20%) of the Company's total long-term debt and patronage capital (determined in accordance with Accounting Requirements) at such time. Notwithstanding the foregoing and so long as no Event of Default shall exist, the Company may declare and make Distributions each fiscal year as long as the aggregate Distributions for such fiscal year is equal to or less than five percent (5%) of the Company's patronage capital (determined in accordance with Accounting Requirements) as of the end of the immediately preceding fiscal year. For purposes of this Section, determination of patronage capital and total long-term debt and patronage capital shall not include any amount on account of earnings retained in any Subsidiary or Affiliate of the Company and any such determination of total long-term debt and patronage capital shall exclude the debt of any Subsidiary or Affiliate.

     Section 2.12. The Indenture is amended by deleting Sections 14.16, 14.17 and 14.18 thereof and substituting the word "Reserved." in lieu thereof in each case.

                                  ARTICLE III

                        AMENDED AND RESTATED INDENTURE

     Section 3.01. Pursuant to Section 13.01 of the Indenture, the Indenture is hereby amended effective as of the date hereof as follows:

                    (a) Section 1.01 is amended to include the following after the definition of "Regular Record Date":

          "Release Date" means the earliest date on which there ceases to be Outstanding each and every Bond initially issued prior to September 1, 2001, other than any Bond whose Holder shall have agreed in writing that the Release Date may occur while such Bond remains Outstanding; PROVIDED, HOWEVER, the Release Date shall not occur if immediately thereafter there would exist an Event of Default or any event which with notice or lapse of time or both would become an Event of Default; PROVIDED, FURTHER, if that any such Event of Default or event shall prevent the Release Date from occurring, the Release Date shall occur when such Event of Default or event shall cease to exist so long as no such other Event of Default or event shall exist.

                    (b) With respect to Bonds issued on or after the date of this Eleventh Supplemental Indenture, the words "First Mortgage Bond [Year] Series ___" appearing in the title of the form of Bond set forth in Section 2.02 (Form of Face of Bond) of the Indenture are deleted and the words "[Year] Series
___ Bond" are substituted therefor.

                    (c) With respect to Bonds issued on or after the date of this Eleventh Supplemental Indenture, Section 2.03 (Form of Reverse of Bond) of the Indenture is amended as follows:

          (i) The first sentence of the first paragraph of Section 2.03 of the Indenture is deleted in its entirety and the following sentences are substituted therefor:

     This is one of the Bonds referred to in and secured by the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, by and between Old Dominion Electric Cooperative and Crestar Bank, as trustee, as the same has been and may be amended and effective from time to time prior to the Release Date (the "Original Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date (as defined in the Eleventh Supplemental Indenture to the Original Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture, dated as of September 1, 2001, between Old Dominion Electric Cooperative and SunTrust Bank, successor by merger to Crestar Bank, as trustee, the form of which is attached as Exhibit B to such Eleventh Supplemental Indenture (the "Restated Indenture"), which Restated Indenture amends and supersedes the Original Indenture in its entirety from and after the Release Date. The Original Indenture, including all indentures supplemental thereto and effective prior to the Release Date, contains a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered, in each case prior to the Release Date. The Restated Indenture, including all indentures supplemental thereto, contains a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Obligations and of the terms upon which the Obligations are, and are to be, authenticated and delivered from and after the Release Date. From and after the Release Date, the term "Bond" as used in this instrument shall be construed to mean "Obligation" as that term is used in the Restated Indenture and all indentures supplemental thereto. The term "Indenture" as used herein means the Original Indenture prior to the Release Date and the Restated Indenture from and after the Release Date.

               (ii) The words "Section 13.02 of the Indenture" in the fifteenth paragraph of Section 2.03 of the Indenture are deleted and the words "Section 13.02 of the Original Indenture

(prior to the Release Date) or Section 10.02 of the Restated Indenture (on and after the Release Date)" is substituted in lieu thereof.

               (iii) The phrase "Article Nine of the Indenture" in the fifteenth paragraph of Section 2.03 of the Indenture are deleted and the words "Article Nine of the Original Indenture (prior to the Release Date) or Article VI of the Restated Indenture (on and after the Release Date)" is substituted in lieu thereof.

                      (d) Section 2.04 of the Indenture is amended to provide that the form of Trustee's Certificate of Authentication for all Bonds issued on or after the date of this Eleventh Supplemental Indenture and prior to the Release Date is as follows:

     This is one of the Bonds referred to in and secured by the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992 by and between Old Dominion Electric Cooperative and Crestar Bank, as trustee, as the same may be amended and effective from time to time prior to the Release Date (the "Original Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date (as defined in the Eleventh Supplemental Indenture to the Original Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture, dated as of September 1, 2001, between Old Dominion Electric Cooperative and SunTrust Bank, successor by merger to Crestar Bank, as trustee, the form of which is attached as Exhibit B to such Eleventh Supplemental Indenture (the "Restated Indenture"), which Restated Indenture amends and supersedes the Original Indenture in its entirety from and after the Release Date.

                                            ________________________________,
                                            as Trustee

                                            By:______________________________
                                               Authorized Signatory

                      (e) Section 3.01 (General Title) of the Indenture is deleted in its entirety and the word "Reserved." is substituted in lieu thereof.

     Section 3.02.    Amended and Restated Indenture.  Pursuant to Sections
13.01 and 13.02 of the Indenture, effective from and after the Release Date, (i) all covenants, terms, conditions and other provisions of the Indenture shall be amended and superseded in their entirety by the covenants, terms, conditions and other provisions of the Amended and Restated Indenture, dated as of September 1, 2001, a copy of which is attached as Exhibit B to this Eleventh Supplemental Indenture, and (ii) any lien or security interest arising under the Indenture shall automatically and without further action terminate, and (iii) the Trustee shall forthwith take all steps (including but not limited to execution, delivery, recording and filing of satisfactions of mortgage or Uniform Commercial Code termination statements) the Company deems reasonably necessary or desirable to confirm or give notice of the termination and release of any lien or security interest arising under the Indenture and to evidence the reconveyance, re-assignment, and transfer to the Company of all right, title and interest of the Trustee in and to the Trust Estate (including but not limited to all Trust Moneys and Pledged Securities).

                                  ARTICLE IV

                 PRINCIPAL AMOUNT PRESENTLY TO BE OUTSTANDING

     Section 4.01. Principal Amount Presently To Be Outstanding. The total aggregate principal amount of Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture will be Six Hundred Ninety Million Nine Hundred Twenty-Eight Thousand Five Hundred Sixty-Four Dollars ($690,928,564), namely Two Hundred Thirty-Two Million Eight Hundred Seventy-Seven Thousand Dollars ($232,877,000) principal amount of First Mortgage Bonds, 1992 Series A; Fifty-Five Million Seven Hundred Ninety Thousand Dollars ($55,790,000) principal amount of First Mortgage Bonds, 1992 Series C; One Hundred Forty-Three Million Eight Hundred Thousand Dollars ($143,800,000) principal amount of First Mortgage Bonds, 1993 Series A; Thirty-Four Million Forty-One Thousand Five Hundred Sixty-Four Dollars ($34,041,564) principal amount of First Mortgage Bonds, 1996 Series B; One Million Twenty-Five Thousand Dollars ($1,025,000) principal amount of First Mortgage Bonds, 1997 Series A; One Million Seventy-Five Thousand Dollars ($1,075,000) principal amount of First Mortgage Bonds, 1998 Series A; Five Million Dollars ($5,000,000) principal amount of First Mortgage Bonds, 1998 Series B; One Million One Hundred Thirty Thousand Dollars ($1,130,000) principal amount of First Mortgage Bonds, 1999 Series A; and One Million One Hundred Ninety Thousand Dollars ($1,190,000) principal amount of First Mortgage Bonds, 2000 Series A; and Two Hundred Fifteen Million Dollars ($215,000,000) principal amount of 2001 Series A Bonds to be issued pursuant to this Eleventh Supplemental Indenture upon compliance by the Company with the provisions of
Section 5.01 and any of 5.02, 5.03, or 5.04 of the Indenture.

                                   ARTICLE V

                                 MISCELLANEOUS

     Section 5.01. This Eleventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the 2001 Series A Bonds to the same extent as if specifically set forth herein. All capitalized terms used in this Eleventh Supplemental Indenture shall be taken to have the same meanings as in the Indenture, except in cases where the context clearly indicates otherwise.

     Section 5.02. All recitals in this Eleventh Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     Section 5.03. Whenever in this Eleventh Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles Ten and Twelve of the Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Eleventh Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     Section 5.04. Nothing in this Eleventh Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Bonds, any right, remedy or claim under or by reason of this Eleventh Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Eleventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Bonds.

     Section 5.05. This Eleventh Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

     Section 5.06. Although this Eleventh Supplemental Indenture is dated for convenience and for the purpose of reference as of September 1, 2001, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

     Section 5.07. To the extent permitted by applicable law, this Eleventh Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated. The mailing address of the Company, as debtor, is Innsbrook Corporate Center, 4201 Dominion Boulevard, Glen Allen, Virginia 23060, and the mailing address of the Trustee, as secured party, is SunTrust Bank, Attention: Corporate Trust Administration, 919 East Main Street, 10th Floor, Richmond, Virginia 23219.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed as of the day and year first above written.


Company:                                     OLD DOMINION ELECTRIC COOPERATIVE
Innsbrook Corporate Center
4201 Dominion Boulevard
Glen Allen, Virginia 23060
                                             By: /s/ Daniel M. Walker
                                                 -----------------------------
                                                 Name:  Daniel M. Walker
                                                 Title: Senior Vice President

Trustee:                                     SUNTRUST BANK, as Trustee
919 East Main Street, 10th Floor
Corporate Trust Administration
Richmond, Virginia 23219
                                             By: /s/ J. Lee Judy
                                                 -----------------------------
                                                 Name:  J. Lee Judy
                                                 Title: Senior Vice President

ACKNOWLEDGMENT



COMMONWEALTH OF VIRGINIA           )
                                   )
CITY/COUNTY OF HENRICO             )


     The foregoing instrument was acknowledged before me this 17th day of September, 2001, by Daniel M. Walker, the Senior Vice President of Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative.



                                         /s/ Wanda Savonne Yilchrist
                                         ---------------------------------------
                                                      Notary Public

My Commission expires: May 31, 2003


                                ACKNOWLEDGMENT



COMMONWEALTH OF VIRGINIA           )
                                   )
CITY/COUNTY OF RICHMOND            )


     The foregoing instrument was acknowledged before me this 12th day of September, 2001, by J. Lee Judy, the Senior Vice President of SunTrust Bank, a
                    -----------
Georgia banking corporation, on behalf of the Bank.



                                         /s/ H. Louise Wade
                                         ---------------------------------------
                                                      Notary Public

My Commission expires:   May 31, 2003

                                   EXHIBIT A

                          FORM OF 2001 SERIES A BONDS

FINANCIAL GUARANTY INSURANCE POLICY NO. 18693BE (THE "POLICY") WITH RESPECT TO PAYMENTS DUE FOR PRINCIPAL OF AND INTEREST ON THIS 2001 SERIES A BOND HAS BEEN ISSUED BY AMBAC ASSURANCE CORPORATION ("AMBAC ASSURANCE"). THE POLICY HAS BEEN DELIVERED TO THE BANK OF NEW YORK, NEW YORK, NEW YORK, AS THE INSURANCE TRUSTEE UNDER SAID POLICY AND WILL BE HELD BY SUCH INSURANCE TRUSTEE OR ANY SUCCESSOR INSURANCE TRUSTEE. THE POLICY IS ON FILE AND AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE INSURANCE TRUSTEE AND A COPY THEREOF MAY BE SECURED FROM AMBAC ASSURANCE OR THE INSURANCE TRUSTEE. ALL PAYMENTS REQUIRED TO BE MADE UNDER THE POLICY SHALL BE MADE IN ACCORDANCE WITH THE PROVISIONS THEREOF. THE OWNER OF THIS 2001 SERIES A BOND ACKNOWLEDGES AND CONSENTS TO THE SUBROGATION RIGHTS OF AMBAC ASSURANCE AS MORE FULLY SET FORTH IN THE POLICY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGES OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       OLD DOMINION ELECTRIC COOPERATIVE

                     2001 Series A Bonds Due June 1, 2011

No.                                                            $________________

     Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative (herein called the "Company," which term includes any successor corporation under the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, as amended, for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________ Dollars on June 1, 2011, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing on December 1, 2001 at the rate of 6.25% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a business day), of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Bonds of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which Bonds of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal and Redemption Price of and any such interest on this Bond will be made at the office or agency of the Trustee maintained for that purpose in Richmond, Virginia, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that (subject to the terms on the reverse hereof) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register.

     Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

Dated:  _______________

                                            OLD DOMINION ELECTRIC COOPERATIVE

                                            By: SPECIMEN
                                                ----------------------
                                                Authorized Officer

                               [REVERSE OF BOND]

     This is one of the Bonds referred to in and secured by the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, by and between Old Dominion Electric Cooperative and Crestar Bank, as trustee, as the same has been and may be amended and effective from time to time prior to the Release Date (the "Original Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date (as defined in the Eleventh Supplemental Indenture to the Original Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture, dated as of September 1, 2001, between Old Dominion Electric Cooperative and SunTrust Bank, successor by merger to Crestar Bank, as trustee, the form of which is attached as Exhibit B to such Eleventh Supplemental Indenture (the "Restated Indenture"), which Restated Indenture amends and supersedes the Original Indenture in its entirety from and after the Release Date. The Original Indenture, including all indentures supplemental thereto and effective prior to the Release Date, contains a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered, in each case prior to the Release Date. The Restated Indenture, including all indentures supplemental thereto, contains a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Obligations and of the terms upon which the Obligations are, and are to be, authenticated and delivered from and after the Release Date. From and after the Release Date, the term "Bond" as used in this instrument shall be construed to mean "Obligation" as that term is used in the Restated Indenture and all indentures supplemental thereto. The term "Indenture" as used herein means the Original Indenture prior to the Release Date and the Restated Indenture from and after the Release Date. This Bond is one of the series designated on the face hereof, limited in aggregate principal amount to Two Hundred Fifteen Million Dollars ($215,000,000).

     This Bond is subject to redemption, as a whole or in part, at the election of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the portion of the Bond being redeemed plus all accrued interest to the Redemption Date; and (ii) the sum of the present values of all principal and interest payments scheduled to become due after the date of such redemption in respect of the portion of the Bond being redeemed, discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) and calculated using a discount rate equal to the sum of (1) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of the Bond and trading in the secondary market at the price closest to par, and (2) twenty (20) basis points; PROVIDED, HOWEVER, that if there is no U.S. Treasury security having an average life equal to the remaining average life of the Bond, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity of two U.S. Treasury securities having average lives most closely corresponding to the remaining life of the Bond and trading in the secondary market at the price closest to par. The foregoing calculations shall be made in accordance with the Eleventh Supplemental Indenture to the Indenture. Without duplication, any interest due and payable but unpaid on the portion of this 2001 Series A Bond being redeemed shall be paid on the Redemption Date therefor.

     The calculations set forth in the immediately preceding paragraph shall be determined on the third business day prior to the scheduled Redemption Date by an investment banking institution of national standing in the United States selected by the Company or, if the Trustee does not receive notice of such selection at least ten days prior to a scheduled Redemption Date or if an Event of Default under the Indenture shall have occurred and be continuing, selected by the Trustee.

     In the event of an optional redemption of all or a portion of this Bond, the Company shall cause notice of such redemption to be given to each Holder of such Bonds to be redeemed at his or her address as the same shall last appear upon the Bond Register, by first class mail at least 30 and no more than 60 days prior to the Redemption Date; provided that so long as the Bonds to be redeemed are held in a Book-Entry System, notice of redemption shall be given to the registered Holders thereof at the time and in the manner required in the DTC Letter of Representations executed among the Company, the Trustee and DTC in connection with the issuance and sale of such Bonds, and the Trustee shall not be required to give any other notice of redemption otherwise required in the Indenture.

     In the event of an optional redemption of this Bond in part only, a new Bond or Bonds of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     Except as otherwise provided above, this Bond is not redeemable at any time prior to its Stated Maturity.

     Notwithstanding the foregoing, if not in default in respect of any of its obligations with respect to Credit Enhancement for the Bonds, Ambac Assurance Corporation, as the Credit Enhancer for the 2001 Series A Bonds, and not the actual Holders of this Bond, shall be deemed to be the Holder of this Bond at all times for the purpose of (i) giving any approval or consent to the effectiveness of any Supplemental Indenture or any amendment, change or modification of the Indenture which requires the written approval or consent of Holders; PROVIDED, HOWEVER, that the provisions of this clause (i) shall not apply to any change which could not be made pursuant to Section 13.02 of the Original Indenture (prior to the Release Date) or Section 10.02 of the Restated Indenture (on and after the Release Date) without the consent of each Holder affected thereby, or shall change or modify any of the rights or obligations of the Trustee or any Paying Agent without its written assent thereto, and (ii) giving any approval or consent, effecting any waiver or authorization, exercising any remedies or taking any other action in accordance with the provisions of Article Nine of the Original Indenture (prior to the Release Date) or Article VI of the Restated Indenture (on and after the Release Date).

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of this Bond under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of Bonds of all series at the time Outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of Bonds at the time Outstanding, on behalf of the Holders of all Bonds to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

     No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and Redemption Price of and interest on this Bond at the times, places and rates, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register, upon surrender of this Bond for registration of transfer at the office or agency maintained by the Bond Registrar in the Place of Payment therefor, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Bonds of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Bonds of this series initially shall be held in a Book-Entry System. While the Bonds or this series are held in the Book-Entry System, payment of the principal and Redemption Price of and interest on such Bonds shall be made by wire transfer of Federal Reserve funds or equivalent same-day funds, or in such other manner as permitted by the DTC Letter of Representations executed by the Company in connection with such series (as the same may be amended from time to time), to the account of Cede & Co. In the event the Bonds of this series are no longer held in the Book-Entry System, (i) interest on such Bonds shall be payable on each Interest Payment Date by check payable to the Holder (except that if so instructed in writing by a Holder of $1,000,000 or more of such Bonds on or prior to the applicable Regular Record Date, such payments shall be made by wire transfer of Federal Reserve funds on the Interest Payment Date), mailed to the Holder at his or her address as it appears on the Bond Register on the last day of the calendar month prior to the Interest Payment Date, or in such other manner as such Holder and the Trustee may determine, and (ii) principal shall be payable only upon presentation and surrender of each such Bond, as the same becomes due, at the office from which the Trustee performs the payment function for such Bonds. Except as may be provided in the DTC Letter of Representations with respect to Bonds of this series then held in the Book-Entry System, payment of principal (other than through operation of the sinking fund) shall be made only upon presentation and surrender of each such Bond, as the same becomes due, at the office from which the Trustee performs the payment function for such Bonds.

     All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the context suggests otherwise, all capitalized terms used herein and not otherwise defined shall have the same meaning assigned to them in the Indenture.

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Bonds referred to in and secured by the Indenture of Mortgage and Deed of Trust dated as of May 1, 1992 by and between Old Dominion Electric Cooperative and Crestar Bank, as trustee, as the same may be amended and effective from time to time prior to the Release Date (the "Original Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date (as defined in the Eleventh Supplemental Indenture to the Original Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture, dated as of September 1, 2001, between Old Dominion Electric Cooperative and SunTrust Bank, successor by merger to Crestar Bank, as trustee, the form of which is attached as Exhibit B to such Eleventh Supplemental Indenture (the "Restated Indenture"), which Restated Indenture amends and supersedes the Original Indenture in its entirety from and after the Release Date.

                                    SUNTRUST BANK, as Trustee



                                    By: SPECIMEN
                                        -----------------------
                                        Authorized Signatory

                                   EXHIBIT B

                        AMENDED AND RESTATED INDENTURE

--------------------------------------------------------------------------------


                       OLD DOMINION ELECTRIC COOPERATIVE

                                      to

                                SUNTRUST BANK,

                                    TRUSTEE

                       ________________________________


                        AMENDED AND RESTATED INDENTURE



                         Dated as of September 1, 2001

                       ________________________________


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                        Page
ARTICLE I      DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION................................     2
     Section 1.01    Definitions......................................................................     2
     Section 1.02    Acts of Holders..................................................................    12
     Section 1.03    Notices, Etc., to Trustee and Company............................................    13
     Section 1.04    Notices to Holders; Waiver.......................................................    13
     Section 1.05    Form and Contents of Documents Delivered to Trustee..............................    14
     Section 1.06    Compliance Certificates and Opinions.............................................    15
     Section 1.07    Conflict with Trust Indenture Act................................................    16
     Section 1.08    Effect Headings and Table of Contents............................................    16
     Section 1.09    Successors and Assigns...........................................................    16
     Section 1.10    Severability Paragraph...........................................................    16
     Section 1.11    Benefits of Indenture............................................................    16
     Section 1.12    Governing Law....................................................................    16
     Section 1.13    Action by Credit Enhancer When Action by Holders Required........................    16
     Section 1.14    Bank Holidays....................................................................    17
     Section 1.15    Acceptance of Trust by Trustee...................................................    17
     Section 1.16    Maturity of Obligations..........................................................    17
     Section 1.17    Investment of Cash Held by Trustee...............................................    17
     Section 1.18    Principal Amount of Certain Obligations..........................................    17

ARTICLE II     OBLIGATION FORM........................................................................    18
     Section 2.01    Forms of Additional Obligations Generally........................................    18
     Section 2.02    Form of Trustee's Certificate of Authentication for Pre-Existing Bonds...........    18
     Section 2.03    Form of Trustee's Certificate of Authentication for Additional Obligations.......    19

ARTICLE III    THE OBLIGATIONS........................................................................    19
     Section 3.01    Terms and Forms of Pre-Existing Bonds............................................    19
     Section 3.02    General Limitations; Issuable in Series..........................................    19
     Section 3.03    Terms of Particular Series.......................................................    20
     Section 3.04    Denominations....................................................................    21

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                        Page
     Section 3.05    Execution, Authentication, Delivery and Dating...................................    21
     Section 3.06    Temporary Obligations............................................................    21
     Section 3.07    Registration; Registration of Transfer and Exchange..............................    22
     Section 3.08    Mutilated, Destroyed, Lost and Stolen Obligations................................    23
     Section 3.09    Payment of Interest; Interest Rights Preserved...................................    23
     Section 3.10    Persons Deemed Owners............................................................    25
     Section 3.11    Cancellation.....................................................................    25
     Section 3.12    CUSIP Numbers....................................................................    25

ARTICLE IV     AUTHENTICATION AND DELIVERY OF ADDITIONAL OBLIGATIONS..................................    25

ARTICLE V      DEFEASANCE.............................................................................    26
     Section 5.01    Termination of Company's Obligations.............................................    26
     Section 5.02    Application of Deposited Money and Money From Defeasance Securities..............    29
     Section 5.03    Repayment to Company.............................................................    29
     Section 5.04    Reinstatement....................................................................    29

ARTICLE VI    EVENTS OF DEFAULT AND REMEDIES..........................................................    30
     Section 6.01    Events of Default................................................................    30
     Section 6.02    Acceleration of Maturity Rescission and Annulment................................    31
     Section 6.03    Covenant to Pay Trustee Amounts Due on Obligations and Right of
                     Trustee to Judgment..............................................................    32
     Section 6.04    Application of Money Collected...................................................    33
     Section 6.05    Trustee May File Proofs of Claim.................................................    34
     Section 6.06    Trustee May Enforce Claims Without Possession of Obligations.....................    35
     Section 6.07    Limitation on Suits..............................................................    35
     Section 6.08    Unconditional Right of Holders to Receive Principal, Premium and Interest........    35
     Section 6.09    Restoration of Positions.........................................................    36
     Section 6.10    Rights and Remedies Cumulative...................................................    36
     Section 6.11    Delay or Omission Not Waiver.....................................................    36

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                        Page
     Section 6.12    Control by Holders...............................................................    36
     Section 6.13    Waiver of Past Defaults..........................................................    37
     Section 6.14    Undertaking for Costs............................................................    37
     Section 6.15    Remedies Subject to Applicable Laws..............................................    37
     Section 6.16    Principal Amount of Original Issue Discount Obligation...........................    38
     Section 6.17    Default Not Affecting All Series of Obligations..................................    38

ARTICLE VII    THE TRUSTEE............................................................................    38
     Section 7.01    Certain Duties and Responsibilities..............................................    38
     Section 7.02    Notice of Defaults...............................................................    39
     Section 7.03    Certain Rights of Trustee........................................................    39
     Section 7.04    Not Responsible for Recitals or Issuance of Obligations or
                     Application of Proceeds..........................................................    41
     Section 7.05    May Hold Obligations.............................................................    41
     Section 7.06    Money Held in Trust..............................................................    41
     Section 7.07    Compensation and Reimbursement...................................................    41
     Section 7.08    Disqualification; Conflicting Interests..........................................    42
     Section 7.09    Corporate Trustee Required; Eligibility..........................................    47
     Section 7.10    Resignation and Removal; Appointment of Successor................................    47
     Section 7.11    Acceptance of Appointment by Successor...........................................    48
     Section 7.12    Merger, Conversion, Consolidation or Succession to Business......................    49
     Section 7.13    Preferential Collection of Claims against Company................................    49
     Section 7.14    Authenticating Agent.............................................................    52

ARTICLE VIII   HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY .....................................    54
     Section 8.01    Company to Furnish Trustee Semi-Annual Lists of Holders..........................    54
     Section 8.02    Preservation of Information; Communications to Holders ..........................    54
     Section 8.03    Reports by Trustee...............................................................    55
     Section 8.04    Reports by Company...............................................................    57

ARTICLE IX     CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER .........................................    58
     Section 9.01    Consolidation, Merger, Conveyance or Transfer only on Certain Terms..............    58

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                        Page
     Section 9.02    Successor Person Substituted.....................................................    58

ARTICLE X      SUPPLEMENTAL INDENTURES................................................................    58
     Section 10.01   Supplemental Indentures Without Consent of Holders...............................    58
     Section 10.02   Supplemental Indentures With Consent of Holders .................................    60
     Section 10.03   Execution of Supplemental Indentures.............................................    61
     Section 10.04   Effect of Supplemental Indentures................................................    61
     Section 10.05   Conformity with Trust Indenture Act..............................................    61
     Section 10.06   Reference in Obligations to Supplemental Indentures..............................    62

ARTICLE XI     COVENANTS..............................................................................    62
     Section 11.01   Payment of Principal, Premium and Interest.......................................    62
     Section 11.02   Maintenance of Office or Agency..................................................    62
     Section 11.03   Money for Obligation Payments to be Held in Trust;
                     Repayment of Unclaimed Money.....................................................    62
     Section 11.04   Limitations on Security Interests................................................    63
     Section 11.05   Maintenance of Properties........................................................    64
     Section 11.06   To Insure........................................................................    64
     Section 11.07   Corporate Existence..............................................................    64
     Section 11.08   To Keep Books; Inspection by Trustee.............................................    64
     Section 11.09   Advances by Trustee..............................................................    64
     Section 11.10   Statement as to Compliance.......................................................    65
     Section 11.11   Waiver of Certain Covenants......................................................    65
     Section 11.12   Rate Covenant....................................................................    65
     Section 11.13   Distributions to Members.........................................................    66

ARTICLE XII    REDEMPTION OF OBLIGATIONS; SINKING FUNDS...............................................    66
     Section 12.01   General Applicability of Sections 12.01 through 12.07............................    66
     Section 12.02   Election to Redeem; Notice to Trustee............................................    66
     Section 12.03   Selection by Trustee of Obligations to be Redeemed ..............................    67
     Section 12.04   Notice of Redemption.............................................................    67
     Section 12.05   Deposit of Redemption Price......................................................    68
     Section 12.06   Obligations Payable on Redemption Date...........................................    68

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                        Page
     Section 12.07   Obligations Redeemed in Part.....................................................    68
     Section 12.08   Applicability of Sections 12.08 through 12.10....................................    69
     Section 12.09   Satisfaction of Sinking Fund Payments with Obligations...........................    69
     Section 12.10   Redemption of Obligations for Sinking Fund.......................................    69

     This AMENDED AND RESTATED INDENTURE, dated as of September 1, 2001, is between OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (hereinafter called the "Company"), and SUNTRUST BANK, a Georgia banking corporation (hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY

     The Company previously has entered into the Original Indenture (as defined below), pursuant to which the Company has issued the Pre-Existing Bonds (as defined below). The Company intends to issue, under the Original Indenture on or after the reference date stated in the first paragraph hereof, new bonds (including a series of bonds, denominated "2001 Series A Bonds" authorized by the Eleventh Supplemental Indenture to the Original Indenture).

     All bonds issued under the Original Indenture are secured by a lien on and security interest in substantially all of the assets of the Company. However, the Company desires that those bonds it issues under the Original Indenture on or after the reference date hereof (including all 2001 Series A Bonds), together with all Pre-Existing Bonds (as defined below) still Outstanding, shall become unsecured general obligations of the Company, governed by and subject to the terms and conditions stated in this Indenture, beginning on the Release Date (as defined below).

     Effective as of the Release Date, this Indenture amends and restates the Original Indenture in its entirety. Effective on and as of the Release Date, all Pre-Existing Bonds including all 2001 Series A Bonds, shall constitute Obligations subject to, and entitled to the benefits of, this Indenture.

     The Company may from time to time authorize and issue the Pre-Existing Bonds and may authorize the creation, execution and delivery from time to time on or after the Release Date of its notes, bonds and other obligations (other than Subordinated Debt) of substantially the tenor hereinafter provided, issuable under this Indenture in one or more series (the "Additional Obligations" and, collectively with the Pre-Existing Bonds, the "Obligations"), and provide for the execution and issuance by the Company authentication and delivery hereunder of the Additional Obligations by the Trustee from time to time.

     All things have been done which are necessary to make the Pre-Existing Bonds and, when duly executed and issued by the Company and authenticated and delivered by the Trustee hereunder, the Additional Obligations, the valid obligations of the Company, and to constitute this Indenture a valid contract for the benefit of the holders of the Obligations, in accordance with the terms of the Obligations and this Indenture.

     Should the Obligations be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants herein contained in a timely manner, then this Indenture shall be cancelled and surrendered in accordance with the terms hereof.

     AND IT IS HEREBY COVENANTED AND DECLARED that all the Additional Obligations are to be authenticated and delivered, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company does hereby covenant and agree to and with

Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Obligations as follows:


                                   ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

     Section 1.01.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               A. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

               B. At any time at which this Indenture is qualified or required to be qualified under the Trust Indenture Act, all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein.

               C. All accounting terms not otherwise defined herein have the meanings assigned to them, and all determinations and computations herein provided for shall be made, in accordance with Accounting Requirements (as hereinafter defined), and, except to the extent expressly otherwise provided herein, the express reference to "Accounting Requirements" with respect to certain terms, determinations or computations shall not imply that other terms, determinations and computations shall not be defined or made in accordance with "Accounting Requirements."

               D. All references herein to "Accounting Requirements" refer to such requirements as are in use in the United States at the time of the determination of any computation required or permitted hereunder, or, at the option of the Company, such requirements in use on the date of this Indenture.

               E. All references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture.

               F. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

               G. The words "include" and "including" shall not be terms of limitation, and shall in all cases, whether or not expressly provided, be read to be "include, without limitation," and "including, without limitation," respectively.

               H. When used herein the terms "corporation" and "company" or other equivalent terms shall include any legal entity whether in the form of a corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, limited partnership, limited liability partnership, trust or unincorporated organization.

               I. Reference to a Person means that Person and its successors and permitted assigns.

               J. Certain terms used principally in Article VII are defined in that Article.

     "Accountant" means a Person regularly engaged in the practice of accounting who need not be certified, licensed or public.

     "Accounting Requirements" means the requirements of any system of accounts prescribed by a regulatory authority having jurisdiction over the Company or, in the absence thereof, the requirements of generally accepted accounting principles applicable to similar Persons conducting businesses similar to that of the Company. Generally accepted accounting principles refers to a common set of accounting standards and procedures that are either promulgated by an authoritative accounting rulemaking body or accepted as appropriate due to widespread application in the United States.

     "acquire" means to acquire by purchase, exchange, construction, merger, consolidation, conveyance, transfer or otherwise. The terms "acquired," "acquiring" and "acquisition" have meanings correlative to the foregoing.

     "Act" when used with respect to any Holder or Holders has the meaning stated in Section 1.02.

     "Additional Obligations" has the meaning stated in the recitals of this Indenture and includes any Obligation authenticated and delivered hereunder on or after the Release Date.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the exercise of voting power, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Application" means an application for the authentication and delivery of Additional Obligations under any provision of this Indenture and shall consist of, and shall not be deemed complete until there shall have been delivered to the Trustee, such documents as are required by such provision to establish the right of the Company to the action applied for. The date of a particular Application shall be deemed to be the date of completion of all such deliveries to the Trustee and not the date on which any particular document is so delivered or the date of its delivery.

     "Authenticating Agent" when used with respect to any particular series of Obligations means any Person named as Authenticating Agent for such series in the provisions of this Indenture creating such series until a successor Authenticating Agent therefor becomes such pursuant thereto, and thereafter "Authenticating Agent" shall mean such successor.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Bonds" has the meaning set forth in the Original Indenture.

     "Book-Entry System" means that system whereby the clearance and settlement of transactions in Obligations held in such system is made through electronic book-entry changes, thereby eliminating the need for physical movement of Obligation certificates or other instruments.

     "Cede & Co." means Cede & Co., as nominee for DTC, and any successor nominee of DTC.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties theretofore assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Consent," "Company Order" or "Company Request" mean, respectively, a written consent, order or request signed in the name of the Company by an Officer of the Company, and delivered to the Trustee.

     "Credit Enhancement" means, with respect to the Obligations of a series or a maturity within a series, the issuance of an insurance policy, letter of credit, surety bond or any other similar undertaking, whereby the issuer thereof becomes unconditionally obligated to pay when due, to the extent not paid by the Company or otherwise, the principal of and interest on such Obligations or on another obligation the payment on which is (i) secured by such Obligations or
(ii) credited against the principal and interest due on such Obligations.

     "Credit Enhancer" means any Person which, pursuant to this Indenture or a Supplemental Indenture, is designated as a Credit Enhancer and which provides Credit Enhancement.

     "Defaulted Interest" has the meaning stated in Section 3.09.

     "Defeasance Securities" means and includes any of the following securities, if and to the extent the same are not subject to redemption or call prior to maturity by anyone other than the holder thereof and are at the time legal for investment of the Company's funds:

          (a) any bonds or other obligations which as to principal and interest constitute direct obligations of, or are unconditionally guaranteed by, the United States of America;

          (b) any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state (i) which are not callable prior to maturity, or which have been duly called for redemption by the obligor on a date or dates specified and as to which irrevocable instructions have been given to a trustee in respect of such bonds or other obligations by the obligor to give due notice of such redemption on such date or dates, which date or dates shall be also specified in such instructions, (ii) which are secured as to principal and interest and redemption premium, if any, by a fund consisting only of cash or bonds or other obligations of the character described in paragraph (a) above which fund may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the redemption date or dates specified in the irrevocable instructions referred to in subparagraph (i) of this paragraph (b), as appropriate,
     (iii) as to which the principal of and interest on the bonds and obligations of the character described in paragraph (a) above on deposit in such fund along with any cash on deposit in such fund are sufficient to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph (b) on the maturity date or dates thereof or on the redemption date or dates specified in the irrevocable instructions referred to in subparagraph (i) of this paragraph
     (b), as appropriate, and (iv) which at the time of their purchase hereunder are rated "AAA" by Standard & Poor's Ratings Group and, if rated by Moody's Investors Service, are rated "Aaa" by such agency; and

          (c) any certificates or any other evidences of an ownership interest in obligations or in specified portions thereof (which may consist of specified portions of the interest thereon) of the character described in paragraph (a) or (b) above.

     "Distribution" has the meaning stated in Section 11.13.

     "DTC" means The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, and its successors and assigns.

     "DTC Participant" means a broker-dealer, bank or other financial institution for which DTC holds Obligations.

     "Event of Default" has the meaning stated in Section 6.01 or in any Supplemental Indenture. An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.

     "Excepted Property" means any interest of the Company in the following described property, now owned or hereafter acquired:

     A. all cash on hand or in banks (excluding amounts deposited or required to be deposited with the Trustee pursuant to this Indenture), choses in action and judgments, contracts and contract rights, shares of stock (including, without limitation, any interest of the Company in the National Rural Utilities Cooperative Finance Corporation and in the National Bank for Cooperatives), bonds, notes, repurchase agreements, evidences of indebtedness and other securities, bills, patents, patent licenses and other patent rights, patent applications, trade names and trademarks and any other general intangibles;

     B. all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment, and all tools, accessories and supplies used in connection with any of the foregoing;

     C. all nuclear fuel and all accessories and supplies used in connection therewith;

     D. all vessels, boats, barges and other marine equipment, all airplanes, airplane engines and other flight equipment, and all tools, accessories and supplies used in connection with any of the foregoing;

     E. all office furniture, equipment and supplies and all data processing, accounting and other computer equipment, software and supplies;

     F. all leasehold interests of the Company (for other than office purposes) under leases for an original term (including any period for which the Company shall have a right of renewal) of less than five (5) years;

     G.   all leasehold interests for office purposes; and

     H. all timber separated from the land included in the Subject Property and all coal, ore, gas, oil and other minerals, mined or extracted from the land included in the Subject Property and all electric energy, gas, steam, water and other products generated or produced.

     "Exchange Act" means the Securities Exchange Act of 1934, or any successor statute, as amended and in effect from time to time.

     "Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing an obligation of any other Person.

     "Holder" when used with respect to any Obligation means the Person in whose name such Obligation is registered in the Obligation Register.

     "Indenture" means the Original Indenture, as amended and restated hereby, and as it may from time to time be supplemented, modified or amended by one or more indentures or other instruments supplemental hereto (including Supplemental Indentures) entered into pursuant to the applicable provisions hereof.

     "Independent" when used with respect to any specified Person means such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Obligations or in any Affiliate of the Company or of such other obligor and (iii) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof. The acceptance by the Trustee of such opinion or certificate shall be sufficient evidence that such Independent Person has been approved by the Trustee.

     "Interest Charges" for any period means the total interest charges (other than capitalized interest charges) of the Company for such period on (i) all Outstanding Indenture Obligations and (ii) all other obligations of the Company (other than Subordinated Debt) to repay borrowed money or to pay the deferred purchase price for property or services, in all cases including amortization of debt discount and premium on issuance but excluding the interest component attributable to any capitalized lease or similar agreement; PROVIDED, HOWEVER, that with respect to any calculation of Interest Charges for any period prior to the Release Date, "Interest Charges" has the meaning set forth in the Original Indenture.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Obligations.

     "Margins for Interest" means, for any period, the net margins of the Company for such period, which shall include revenues of the Company, if any, subject to possible refund at a later date; PROVIDED, HOWEVER, no deductions shall be made as a result of refunds ordered in a subsequent period; adjusted by:

     (a)  adding:

          (i)    Interest Charges;

          (ii) the amount, if any, deducted in arriving at net margins on account of accruals of Federal income and other taxes imposed on income after deduction of Interest Charges for such period;

          (iii) the amount, if any, deducted in arriving at net margins on account of any losses incurred by any Subsidiary or Affiliate of the Company other than amounts deducted pursuant to paragraph (b)(ii) below;

          (iv) the amount, if any, the Company actually receives in such period as a dividend or other distribution of earnings of any Subsidiary or Affiliate (whether or not such earnings were for such period or any earlier period or periods) which amount has not otherwise been reflected as an increase in net margins in such period or any earlier period or periods; and

          (v) the amount of any expenses or provisions for any non-recurring charge to income or margins or retained earnings of whatever kind or nature (including, without limitation, (A) the recognition of expense due to the non-recoverability of assets or expenses and (B) the accelerated portion of the amortization of any deferred charges or regulatory assets carried on the books of the Company) that may have been deducted or otherwise taken into account in arriving at net margins whether or not recorded as a non-recurring charge in the Company's books of account; and

     (b)  subtracting:

          (i) the amount, if any, added in arriving at net margins on account of any income, gain, earnings or profits of any Subsidiary or Affiliate of the Company other than amounts added pursuant to paragraph (a)(iv) above; and

          (ii) the amount, if any, the Company actually contributes to the capital of, or actually pays under a guarantee or like agreement by the Company of an obligation of, any Subsidiary or Affiliate in such period, to the extent of any accumulated losses incurred by such Subsidiary or Affiliate (whether or not such losses were for such period or any earlier periods), but only to the extent (A) such losses have not otherwise caused other contributions or payments to be subtracted from net margins for purposes of computing

     Margins for Interest for a prior period and (B) such amount has not otherwise been subtracted from net margins.

Margins for Interest shall be determined in accordance with Accounting Requirements; PROVIDED, HOWEVER, that such determination shall be made on a Company only and not on a consolidated basis.

     "Maturity" when used with respect to any Obligation means the date on which the principal of such Obligation or any installment thereof becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or call for redemption, purchase or prepayment or otherwise; PROVIDED, HOWEVER, that any obligation to purchase or otherwise acquire any Additional Obligations from its Holder shall not constitute an undertaking to pay the principal of such Obligation if so provided in the Supplemental Indenture creating such Additional Obligation.

     "Obligation Register" and "Obligation Registrar" have the respective meanings stated in Section 3.07.

     "Obligations" has the meaning stated in the recitals of this instrument and includes any Obligation authenticated and delivered hereunder.

     "Officer" of the Company for purposes of any consent, order, certificate, opinion, request or other action hereunder means the President, any Vice President, Controller, Assistant Vice President of Finance of the Company or any other officer or employee of the Company authorized by a Board Resolution to give such consent, order, certificate or opinion, or make such request or perform such action.

     "Officers' Certificate" means a certificate signed by any two Officers of the Company.

     "Opinion of Counsel" means a written opinion of counsel who may (except as otherwise expressly provided in this Indenture) be counsel for the Company and shall be reasonably acceptable to the Trustee. The acceptance by the Trustee of such opinion shall be sufficient evidence that such counsel is reasonably acceptable to the Trustee.

     "Original Indenture" means the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, between the Company and Crestar Bank (currently known SunTrust Bank), as trustee, as amended and supplemented prior to the Release Date.

     "Original Issue Discount Obligation" means any Obligation declared to be an "Original Issue Discount Obligation" in the Supplemental Indenture establishing the series to which such Obligation belongs.

     "Outstanding" when used with respect to Obligations means, as of the date of determination, all Pre-Existing Bonds and all Additional Obligations theretofore authenticated and delivered under this Indenture, except:

     A. Obligations, or any portion thereof, theretofore cancelled by the Trustee or delivered to the Trustee for cancellation or delivered to the Trustee marked cancelled, satisfied or otherwise evidenced to the Trustee's satisfaction as paid (and which amount may not be readvanced);

     B. Obligations for whose payment or redemption money or Defeasance Securities in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust, or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Obligations, PROVIDED that, if such Obligations are to be redeemed or prepaid, notice of such redemption or prepayment has been duly given pursuant to this Indenture or other provision therefor satisfactory to the Trustee has been made;

     C. Obligations which have been paid pursuant to Section 3.08 or in exchange for or in lieu of which other Obligations have been authenticated and delivered pursuant to this Indenture, other than any such Obligations in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Obligations are held by a bona fide purchaser in whose hands such Obligations are valid obligations of the Company; and

     D. Obligations which have not been sold, pledged or subjected to a security interest and have been surrendered to the Trustee or which a portion thereof has not been advanced and with respect to such portion either (i) any commitment to advance thereunder has terminated, or (ii) no commitment to advance exists;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Obligations Outstanding or the Obligations Outstanding of a series, as the case may be, have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Obligations owned by the Company or any other obligor upon the Obligations or any Affiliate of the Company or of such other obligor (unless any of the Company, such obligor, such Affiliate or Affiliates own all Obligations Outstanding under this Indenture, or as to matters relating solely to a particular series all Obligations Outstanding of such series, as the case may be, determined without regard to this proviso) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Obligations which are registered in the name of the Company, an Affiliate of the Company, another obligor on such Obligations (other than a Credit Enhancer) or an Affiliate of such obligor of which the Trustee has been given written notice shall be so disregarded. Obligations so owned which have been pledged in good faith may be regarded as Outstanding for such purposes if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Obligations and that the pledgee is not the Company or any other obligor upon the Obligations or any Affiliate of the Company or of such other obligor. For purposes of the definition of "Outstanding," no Credit Enhancer shall be an obligor on the Obligations.

     "Outstanding Indenture Obligations" means, as of the date of determination,
(i) all Obligations then Outstanding other than Obligations then owned by the Company or any wholly owned Subsidiary and held in its treasury, and (ii) all Obligations, if any, alleged to have been destroyed, lost or stolen which have been replaced or paid as provided in Section 3.08 but whose ownership and enforceability by the Holder thereof have been established by a court of competent jurisdiction or other competent tribunal or otherwise established to the satisfaction of the Company and the Trustee.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Obligations on behalf of the Company.

     "Periodic Offering" means an offering of Additional Obligations of a series from time to time any or all of the specific terms of which Additional Obligations, including the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provision, if any, with respect thereto, are to be determined by the Company or its agents at or about the time of the issuance of such Additional Obligations.

     "Person" means any individual, corporation, cooperative, partnership, limited liability company, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment" when used with respect to the Obligations of any series means a city or any political subdivision thereof in which the Company is by this Indenture required to maintain an office or agency for the payment of the principal of or interest on the Obligations of such series.

     "Predecessor Obligations" of any particular Obligation means every previous Obligation evidencing all or a portion of the same debt as that evidenced by such particular Obligation; and, for purposes of this definition, any Obligation authenticated and delivered under Section 3.08 in lieu of a lost, destroyed or stolen Obligation shall be deemed to evidence the same obligation as the lost, destroyed or stolen Obligation.

     "Pre-Existing Bonds" means all Bonds that remain Outstanding as of the Release Date and that either (i) are Bonds issued on or after September 1, 2001, or (ii) are Bonds whose Holders shall have agreed in writing that the Release Date may occur while such Bonds remain Outstanding.

     "Rates" has the meaning stated in Section 11.12 hereof.

     "Redemption Date" when used with respect to any Obligation to be prepaid means the date of such prepayment and when used with respect to any Obligation to be redeemed means the date fixed for such redemption pursuant to this Indenture.

     "Redemption Price" when used with respect to any Obligation to be prepaid means the amount of the indebtedness to be prepaid and when used with respect to any Obligation to be redeemed means the price at which it is to be redeemed pursuant to this Indenture. It includes the applicable premium, if any, including any prepayment penalty, but does not include installments of interest whose Stated Maturity is on or before the Redemption Date.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Obligations of any series means the date specified for such purpose in the provisions of a Supplemental Indenture creating such series.

     "Release Date" means the date on which this Amended and Restated Indenture, dated as of September 1, 2001, becomes effective pursuant to the Eleventh Supplemental Indenture, dated as of September 1, 2001, to the Original Indenture.

     "Responsible Officer" when used with respect to the Trustee, shall mean any vice-president, the treasurer, the secretary, any trust officer, any second or assistant vice-president or any other officer or assistant officer associated with the corporate trust department of the Trustee who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

     "Security Interest" means with respect to any property or assets any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such property or assets (other than a lien or security interest arising by operation of law) securing repayment of borrowed money or the obligation to pay the deferred purchase price for property or services or a Guarantee thereof but excluding, in any case, any encumbrances resulting from
(i) agreements relating to a sale and leaseback, lease and leaseback or similar transactions, and (ii) a commodities trading agreement entered into in the ordinary course of business by the Company.

     "Special Record Date" for the payment of any Defaulted Interest on Obligations means a date fixed by the Trustee pursuant to Section 3.09.

     "Stated Maturity" when used with respect to any Obligation, any installment of principal thereof or any installment of interest thereon means the date specified in such Obligation as the date on which the principal of such Obligation, or such installment thereof, or such installment of interest is due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

     "Subject Property" means all of the Company's interest in the following property but only if such property comprises a portion of the System, whether now owned or hereafter acquired and wheresoever situated:

     A. all fee and leasehold interests, easements, licenses and rights-of-way comprising real property, and all other interests in real property;

     B.   all fixtures; and

     C.   all other tangible personal property;

PROVIDED, HOWEVER, that the Subject Property shall not include any Excepted Property now owned or hereafter acquired by the Company.

     "Subordinated Debt" means any obligation of the Company to repay borrowed money, or to pay the deferred purchase price for property or services, with respect to which (i) any payment by or for the account of the Company would, in the event of a bankruptcy, reorganization or liquidation of the Company, be subordinated to payment of the principal of, and interest and premium (if any) on, all Obligations then Outstanding, and (ii) the creditor is required not to accept payment from the Company, or to pay to the Trustee any amounts received by the creditor from or for the account of the Company, during any period following the creditor's receipt of notice of an Event of Default under this Indenture and prior to the curing of such Event of Default.

     "Subsidiary" of any specified Person means any other Person at least a majority of whose outstanding voting capital stock, partnership interests or membership interests shall at the time be owned or held, directly or indirectly, by the specified Person and/or by one or more of its Subsidiaries.

     "Supplemental Indenture" means (i) with respect to any series of Obligations issued after the Release Date, the indenture supplemental hereto establishing such series in accordance herewith; (ii) with respect to any series of Bonds not established in the Original Indenture, the supplemental indenture to the Original Indenture establishing such series; and (iii) with respect to any series of Bonds established in the Original Indenture, the provisions of the Original Indenture establishing such series.

     "System" means all properties and interest in properties of the Company for use, in whole or in major part, in connection with any of the Company's generating plants, now existing or hereafter acquired by lease, contract, purchase or otherwise or constructed by the Company, including any interest or participation of the Company in any such facilities, together with all additions, betterments, extensions and improvements thereto or any part thereof hereafter made and together with all lands, easements and rights-of-way of the Company used or useful in connection with or related thereto, all electric production, transmission, distribution, conservation, load management, general plant and other related facilities, equipment or property and any mine, well, pipeline, plant, structure or other facility for the development, production, manufacture, storage, fabrication or processing of fossil, nuclear or other fuel of any kind or in any facility or rights with respect to the supply of water.

     "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor statute, as amended and in effect from time to time.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" means such successor Trustee.

     "Vice President" when used with respect to the Company or the Trustee means any vice president, whether or not designated by a number or a word added to the title.

     Section 1.02.  Acts of Holders.

                    (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Company and (subject to Section 7.01) in favor of the Trustee, if made in the manner provided in this Section.

                    (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, and the authority of the Person executing the same, may also be proved in any manner which the Trustee deems sufficient.

                    (c) The ownership of Obligations shall be proved by the Obligation Register.

                    (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Obligation shall bind every future Holder of the same Obligation and the Holder of every Obligation issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Obligation. However, unless such Obligation is held in the Book-Entry System and the DTC letter of representations executed by the Company in connection therewith, as amended from time to time, does not permit such revocation, any such Holder or subsequent Holder may revoke by written instrument any such Act as to its Obligation or portion of an Obligation except as otherwise provided herein until such time as written instruments have been received by the Trustee with respect to the requisite percentage of principal amount of Obligations for the action contemplated such instruments; PROVIDED, HOWEVER, that such revocation shall be effective only if the Trustee receives written notice of revocation before the date the Trustee or the Company does or suffers to be done anything in reliance on such instrument.

     Section 1.03.  Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                    (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its principal corporate trust office, or (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided in Section 6.01(C) and (E)) if in writing and mailed, first-class postage prepaid, hand delivered, express overnight or via facsimile to the Company addressed to it at Innsbrook Corporate Center, 4201 Dominion Boulevard, Glen Allen, Virginia 23060, facsimile
(804) 747-3742, or at any other address previously furnished in writing to the Trustee by the Company.

     Section 1.04.  Notices to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder of such Obligations, at the address of such Holder as it appears in the Obligation Register, not later than the latest date, and not earlier than the earliest date, prescribed for such notice.

     In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of mail service or by reason of any other cause, it shall be impossible to give such notice by mail, then such notification as shall be specified by the Company and satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Section 1.05.  Form and Contents of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, advice of or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate, opinion, advice or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters or matters of business judgment, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Officers, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based upon such assumptions, be subject to such qualifications and may be stated in such language as at the time delivered is considered in the jurisdiction whose laws are covered by such opinion to be standard practice with respect to opinions relating to such matters. In addition, in giving any Opinion of Counsel, counsel may, except with respect to any opinion required by Article V, rely upon (i) opinions of other counsel believed by such counsel to be reliable and (ii) title insurance policies, title insurance commitments and reports, lien search certificates and other similar evidences of the existence of liens.

     Whenever any Person is required to make, give or execute two or more Applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Wherever in this Indenture, in connection with any Application, certificate or report to the Trustee, it is provided that the Company shall deliver any document as a condition of the granting of such Application, or as evidence of the Company's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such Application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Company to have such Application granted or to the sufficiency of such certificate or report. Notwithstanding anything else herein to the contrary, the validity of any action taken or Obligation issued hereunder based upon any

Application, certificate or report shall not be affected by the truth and accuracy of such Application, certification or report. Nothing in the immediately preceding sentence shall, however, limit any rights or remedies available to the Trustee or the Holders under this Indenture or at law or equity against the Company, any officer thereof or any Person with respect to a false or inaccurate Application, certification or report other than any remedy seeking to invalidate the action so taken or Obligation issued.

     Whenever a clerical, typographical, inadvertent or unintentional error or omission shall be discovered in any instrument filed with the Trustee, a new instrument in corrected form, executed as prescribed herein for that originally filed and which may bear the same date as the instrument originally filed, may be substituted therefor with the same force and effect as if the instrument originally filed had been filed in the corrected form, or in lieu of such substitution an appropriate adjustment may be made in a like instrument filed with the Trustee after such discovery. To the extent that action has been taken hereunder which could not have been taken if the original instrument had been filed in the corrected form, such action shall be validated and rendered effective if the substituted or adjusting instrument shall indicate that any deficiency has been fully satisfied since the filing of the original instrument.

     Section 1.06.  Compliance Certificates and Opinions.

     Upon any Application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such Application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular Application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 11.10 hereof) shall include:

                    (a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

                    (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been complied with; and

                    (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.07.  Conflict with Trust Indenture Act.

     At any time at which this Indenture is qualified or required to be qualified under the TIA, if any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

     Section 1.08.  Effect Headings and Table of Contents.

     The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.09.  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 1.10.  Severability Paragraph.

     In case any provision in this Indenture or in any Obligation shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.11.  Benefits of Indenture.

     Nothing in this Indenture or in the Obligations, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.12.  Governing Law.

     This Indenture and the Obligations shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     Section 1.13.  Action by Credit Enhancer When Action by Holders Required.

     Notwithstanding anything herein to the contrary, except as otherwise provided in a Supplemental Indenture authorizing Obligations of any series or maturity within a series for which Credit Enhancement is being provided, if not in default in respect of any of its obligations with respect to Credit Enhancement for such Obligations, the Credit Enhancer for, and not the actual Holders of, such Obligations, shall be deemed to be the Holder of such Obligations at all times for the purpose of (i) giving any approval or consent to the effectiveness of any Supplemental Indenture or any amendment, change or modification of the Indenture which requires the written approval or consent of Holders of such Obligations; PROVIDED, HOWEVER, that the provisions of this paragraph (i) shall not apply to any change which could not be made pursuant to
Section 10.02 without the consent of each Holder of Obligations affected thereby, and (ii) giving any notice, approval or consent, effecting any waiver or authorization, exercising any remedies, giving any direction or taking any other action in accordance with the provisions of this Indenture.

     Section 1.14.  Bank Holidays.

     Except as specified in a Pre-Existing Obligation or a Supplemental Indenture, if the specified date for the making of any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall be a Saturday, Sunday or legal holiday or a day on which banking institutions in the city in which is located the office from which the Trustee performs the functions to which such act or right relates are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day which is not one of the foregoing days without additional interest and with the same force and effect as if made, performed or exercised on the specified date for such payment.

     Section 1.15.  Acceptance of Trust by Trustee.

     The Trustee accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein set forth.

     Section 1.16.  Maturity of Obligations.

     The Stated Maturity of the Pre-Existing Bonds is set forth in the Pre-Existing Bonds or the Supplemental Indenture establishing the series to which such Pre-Existing Bonds belong. The Stated Maturity of Additional Obligations authorized pursuant to Article IV and governed by this Indenture shall be as provided in Supplemental Indentures adopted in accordance with and pursuant to Sections 3.03 and Article X.

     Section 1.17.  Investment of Cash Held by Trustee.

     Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Article V and Section 6.04, at the request of the Company evidenced by a Company Request be invested or reinvested as designated by the Company, and, unless an Event of Default shall exist, any interest or other earnings on such investments shall be promptly paid over to the Company as received free and clear of any lien. Such investments shall be held subject to the same provisions hereof as was the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as was the cash used to purchase the investments so sold.

     Section 1.18.  Principal Amount of Certain Obligations.

     At any point in time, the principal amount of an Obligation in any form other than a bond shall not include any amount not then advanced and outstanding thereunder. The principal amount of any Obligation evidencing an assumption by the Company of all or a part of another obligation shall be the principal amount of the other obligation, or the portion thereof, assumed pursuant to such Obligation. The principal amount of such Obligation shall be reduced as the principal amount of such Obligation (or the obligation it evidences an assumption of) is paid or otherwise reduced. The principal amount of such Obligation may be evidenced from time to time by an Officers' Certificate delivered to the Trustee and the Holder of such Obligation. In the absence of any timely objection by the Holder to the principal amount of such Obligation set forth in such Officers' Certificate, the Trustee may conclusively rely on such Officers' Certificate. Following any timely objection by the Holder, the Trustee may require such other evidence of the principal amount of such Obligation as shall be satisfactory to the Trustee in its sole discretion.

                                  ARTICLE II

                                OBLIGATION FORM

     Section 2.01.  Forms of Additional Obligations Generally.

     Additional Obligations of each series shall be in substantially the form set forth in the Supplemental Indenture creating such series or in a Board Resolution establishing such series and delivered to the Trustee, or in an Officers' Certificate pursuant to a Supplemental Indenture or Board Resolution delivered to the Trustee, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Additional Obligations, as evidenced by their execution of such Additional Obligations.
The Place of Payment of Additional Obligations of each series shall be set forth in such Additional Obligations. Any portion of the text of any Additional Obligation may be set forth on the reverse or subsequent pages thereof, with an appropriate reference thereto on the face of the Additional Obligation if desired. Additional Obligations may be printed, lithographed, typewritten, mimeographed or otherwise produced.

     Section 2.02. Form of Trustee's Certificate of Authentication for Pre-Existing Bonds.

     The Trustee's certificate of authentication for Pre-Existing Bonds shall be in substantially the following form:

          This is one of the Bonds referred to in and secured by the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, by and between Old Dominion Electric Cooperative and Crestar Bank, predecessor to SunTrust Bank, as trustee, as amended (the "Original Indenture"). This now constitutes one of the unsecured Obligations referred to in and entitled to the benefits of the Amended and Restated Indenture, dated as of September 1, 2001, between Old Dominion Electric Cooperative and SunTrust Bank, as trustee, which amended and restated the Original Indenture in its entirety.

                                     SUNTRUST BANK,
                                     as Trustee


                                     By: ____________________________
                                         Authorized Signatory

     Section 2.03. Form of Trustee's Certificate of Authentication for Additional Obligations.

     The Trustee's certificate of authentication for Additional Obligations shall be in substantially the following form.

          This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

                              SUNTRUST BANK, as Trustee


                              By: _____________________________
                                  Authorized Signatory


                                  ARTICLE III

                                THE OBLIGATIONS

     Section 3.01.  Terms and Forms of Pre-Existing Bonds.

     Authentication of the Pre-Existing Bonds shall be in substantially the form set forth in Section 2.02 and may be either on the Pre-Existing Bonds or on an allonge to be affixed to such Pre-Existing Bonds. The Pre-Existing Bonds shall be in the forms of such instruments as are delivered to the Trustee for authentication under the Original Indenture. The terms and conditions of the Pre-Existing Bonds, including series designations, principal amounts, maximum aggregate principal amount (if any), maturity dates, interest rates and payment and redemption provisions, shall be as provided for therein or in the Supplemental Indenture establishing the series to which such Pre-Existing Bonds belong.

     Section 3.02.  General Limitations; Issuable in Series.

                    (a) Any increase in the outstanding principal amount of any Pre-Existing Bond (other than an advance under a Pre-Existing Bond held by a Credit Enhancer) shall be deemed an issuance of an Additional Obligation and shall, therefore, be subject to satisfying the conditions for the issuance of Additional Obligations provided in Article IV.

                    (b) The aggregate principal amount of Additional Obligations which may be authenticated and delivered and Outstanding under this Indenture is not limited, except as provided in Article IV and the provisions of any Supplemental Indenture creating any series of Additional Obligations and except as may be limited by law.

                    (c) The Additional Obligations may be issued in series as from time to time authorized by the Board of Directors.

     With respect to the Additional Obligations of any particular series, the Company may incorporate in or add to the general title of such Additional Obligations any words, letters or figures designed to distinguish that series.

     Section 3.03.  Terms of Particular Series.

     Each series of Additional Obligations shall be created by a Supplemental Indenture authorized by the Board of Directors and establishing the terms and provisions of such series of Additional Obligations or the method by which such terms and conditions shall be established. The several series of Additional Obligations may differ as between series and may differ from the Pre-Existing Bonds and as between series in any respect not in conflict with the provisions of this Indenture and as may be prescribed in the Supplemental Indenture creating such series; PROVIDED, HOWEVER, that the Company may not issue Additional Obligations which constitute Subordinated Debt.

     The Company may, at the time of the creation of any series of Additional Obligations or at any time thereafter, make, and the Additional Obligations of such series may contain, provision for:

                    (a) the exchange or conversion of the Additional Obligations of such series, at the option of the Holders thereof, for or into new Additional Obligations of a different series or other securities;

                    (b) a sinking, amortization, improvement or other analogous fund or the other payment of principal by installments or otherwise;

                    (c) limiting the aggregate principal amount of the Additional Obligations of such series;

                    (d) exchanging Additional Obligations of such series, at the option of the Holders thereof, for other Additional Obligations of the same series of the same aggregate principal amount of a different authorized kind or authorized denomination or denominations;

                    (e) the authentication of Additional Obligations of such series by the Authenticating Agent;

                    (f) providing for the issuance of Additional Obligations of such series in bearer or book-entry form;

                    (g) specifying redemption or prepayment terms and procedures with respect to such series;

                    (h) specifying business days, grace periods, covenants, events of default, remedies or other provisions with respect to such series; and

                    (i) any other terms of the Additional Obligations of such series, or any maturity thereof, not inconsistent with the provisions of this Indenture;

all upon such terms as the Board of Directors may determine as evidenced by a Board Resolution or as may be set forth in the Supplemental Indenture creating the series of Additional Obligations.

     With respect to Additional Obligations of a series subject to a Periodic Offering, the Supplemental Indenture or the Board Resolution, or Officers' Certificate pursuant to the Supplemental Indenture or Board Resolution, as the case may be, which establishes such series may provide general terms or parameters for Additional Obligations of such series and specify procedures, acceptable to the Trustee, by which such specific terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing).

     Section 3.04.  Denominations.

     Additional Obligations of each series shall be issuable in such denominations as shall be provided in the provisions of the Supplemental Indenture creating such series. In the absence of any such provision with respect to Additional Obligations of any particular series, the Additional Obligations of such series shall be of the denomination of $1,000 or any integral multiple thereof. Additional Obligations may be in the form of bonds, notes, debentures, guarantees or any other undertaking for the payment of money.

     Section 3.05.  Execution, Authentication, Delivery and Dating.

     Additional Obligations shall be executed on behalf of the Company by any Officer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Additional Obligations may be manual or facsimile. Additional Obligations bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the authentication and delivery of such Additional Obligations or shall not have held such offices at the date of such Additional Obligations.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Additional Obligations executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Obligations, and the Trustee shall authenticate and deliver such Additional Obligations as in this Indenture provided and not otherwise.

     All Additional Obligations shall be dated as provided in the Supplemental Indenture creating such Additional Obligations or in the absence thereof, the date of their authentication.

     No Obligation shall be entitled to any right or benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Obligation (or an allonge thereto) a certificate of authentication substantially in the form provided for herein or in the Original Indenture, executed by the Trustee or the Authenticating Agent by manual signature, and such certificate upon any Obligation (or an allonge thereto) shall be conclusive evidence, and the only evidence, that such Obligation has been duly authenticated and delivered hereunder or thereunder.

     Section 3.06.  Temporary Obligations.

     Pending the preparation of definitive Additional Obligations, the Company may execute, and upon Company Request the Trustee shall authenticate and deliver, temporary Additional Obligations which are printed, lithographed, typewritten, mimeographed, copied or otherwise produced or reproduced, in any authorized denomination, substantially of the tenor of the definitive Additional Obligations in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Additional Obligations may determine, as evidenced by their execution of such Additional Obligations.

     If temporary Additional Obligations are issued, the Company will cause definitive Additional Obligations to be prepared without unreasonable delay. After the preparation of definitive Additional Obligations, the temporary Additional Obligations shall be exchangeable for definitive Additional Obligations upon surrender of the temporary Additional Obligations at the office or agency of the Trustee in a Place of Payment therefor, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Additional Obligations, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Additional Obligations of authorized denominations. Until so exchanged, temporary Additional Obligations shall in all respects be entitled to the benefits of this Indenture.

     Section 3.07.  Registration; Registration of Transfer and Exchange.

     The Company shall cause to be kept at one of the offices or agencies maintained by the Trustee a register (herein sometimes referred to as the "Obligation Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Obligations and registration of transfers and exchanges of Obligations. The Trustee is hereby appointed "Obligation Registrar" for the purpose of registering Obligations and transfers and exchanges of Obligations as herein provided.

     Upon surrender for transfer of any Obligation at the office or agency of the Trustee in a Place of Payment therefor (or delivery of other evidence satisfactory to the Trustee of the transfer of an Obligation), the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Obligations of the same series and maturity, of any authorized denomination and of a like aggregate principal amount. If such Obligation is not surrendered for transfer, upon delivery to the Trustee of such evidence reasonably satisfactory to it of a transfer, the Obligation Registrar shall register such transfer on the Obligation Register.

     Upon surrender for exchange of any Obligation at the office or agency of the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the Holder exchanging such Obligation, one or more new Obligations of the same series of any authorized denomination and of a like aggregate principal amount and maturity.

     All Obligations surrendered upon registration of any exchange or transfer provided for in this Indenture shall be promptly cancelled by the Trustee and thereafter the Trustee shall retain such Obligations or destroy such Obligations and deliver a certificate of destruction to the Company.

     All Obligations issued upon any registration of transfer or exchange of Obligations shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Obligations surrendered upon such registration of transfer or exchange.

     Every Obligation presented or surrendered for registration of transfer, exchange or discharge from registration shall (if so required by the Company or the Obligation Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Obligation Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

     No service charge shall be made for any registration, discharge from registration, registration of transfer or exchange of Obligations, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Obligations, other than exchanges under Section 3.06,
10.06 or 12.07 not involving any transfer.

     Except as provided in a Supplemental Indenture and with respect to Pre-Existing Bonds, the Company shall not be required (i) to issue, register the transfer of or exchange any Obligation of any series during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of Obligations of such series under Section 12.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Obligation so selected for redemption in whole or in part, except the unredeemed portion of an Obligation being redeemed in part.

     Section 3.08.  Mutilated, Destroyed, Lost and Stolen Obligations.

     If (i) any mutilated Obligation is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Obligation, and (ii) there is delivered to the Trustee such security or indemnity as may be required to save each of the Company and the Trustee harmless, then, in the absence of notice to the Company or the Trustee that such Obligation has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Obligation, a new Obligation of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Obligation has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Obligation, pay all amounts to become due and payable with respect to such Obligation.

     Upon the issuance of any new Obligation under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee) connected therewith.

     Every new Obligation issued pursuant to this Section in lieu of any destroyed, lost or stolen Obligation shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Obligation shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with all other Outstanding Obligations.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Obligations.

     Section 3.09.  Payment of Interest; Interest Rights Preserved.

     Interest on any Obligation of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Obligation (or one or more Predecessor Obligations) is registered at the close of business on the Regular Record Date for such interest as specified herein or in the provisions of the Supplemental Indenture creating such series.

     Any interest on any Obligation of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall be payable as provided in such Obligation or, if not so provided, shall forthwith cease to be payable to the Holder on the relevant Regular Record Date solely by virtue of such Holder having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (A) or (B) below:

                    (a) The Company may elect to make payment of any Defaulted Interest on the Obligations of any series to the Persons in whose names such Obligations (or their respective Predecessor Obligations) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Obligation and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days nor less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of an Obligation of such series at its address as it appears in the Obligation Register not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Obligations of such series (or their respective Predecessor Obligations) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection B.

                    (b) The Company may make payment of any Defaulted Interest on the Obligations of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Obligations may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Obligation delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Obligation shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Obligation and each such Obligation shall bear interest from such date so that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

     Section 3.10.  Persons Deemed Owners.

     Subject to the provisions of Section 1.13, prior to due presentment of such Obligation for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Obligation is registered as the owner of such Obligation for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.09) interest on such Obligation and for all other purposes whatsoever, whether or not such Obligation be overdue, and, to the extent permitted by law, neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Section 3.11.  Cancellation.

     All Obligations surrendered for payment, redemption, transfer, exchange or conversion, if surrendered to the Trustee, shall be promptly cancelled by it, and, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Obligations previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and all Obligations so delivered shall be promptly cancelled by the Trustee. No Obligation shall be authenticated in lieu of or in exchange for any Obligation cancelled as provided in this Section, except as expressly provided by this Indenture. All cancelled Obligations held by the Trustee shall be destroyed and thereafter the Trustee shall deliver a certificate of destruction to the Company.

     Section 3.12.  CUSIP Numbers.

     The Company in issuing Obligations may use "CUSISP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either printed on the Obligations or as contained in any notice of a redemption and that reliance may be placed only on other identification numbers printed on the Obligations, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE IV

             AUTHENTICATION AND DELIVERY OF ADDITIONAL OBLIGATIONS

     Additional Obligations of any one or more series, or within a series, may from time to time be executed by the Company and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Company Request, upon receipt in each case by the Trustee of the following upon or prior to the date of the initial issuance of Additional Obligations of such series:

                     (a) A Board Resolution authorizing and requesting the authentication and delivery under this Article from time to time or at any time of a specified principal amount of Additional Obligations of a designated series;

                     (b) An Officers' Certificate, dated within thirty (30) days of the date of the relevant Application for the authentication and delivery of the initial issuance of such Additional Obligations and stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Additional Obligations have been complied with (and, in the event such Additional Obligations are subject to a Periodic Offering, that the statements made in such Officers' Certificate shall be deemed remade at the time of each subsequent authentication and delivery of such Additional Obligations); and

                     (c)  An Opinion of Counsel:

               (i) specifying the certificate or other evidence that shows the authorization, approval or consent of or to the issuance by the Company of the Additional Obligations then applied for by any Federal, state or other governmental regulatory agency whose authorization, approval or consent is at the time required to be obtained by the Company having jurisdiction in the premises, or stating that no such authorization, approval or consent is required;

               (ii) stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the issuance of such Additional Obligations have been complied with; and

               (iii) stating that such Additional Obligations, when executed by the Company and authenticated and delivered by the Trustee and when issued by the Company (and, in the event of Additional Obligations subject to a Periodic Offering, when the terms of such Additional Obligations have been established as provided in the manner contemplated by this Indenture or the Supplemental Indenture under which such Additional Obligations are established), will be the legal, valid and binding obligations of the Company enforceable in accordance with their terms and the terms of this Indenture and entitled to the benefits of this Indenture equally and ratably with all other Outstanding Obligations.

                                   ARTICLE V

                                  DEFEASANCE

     Section 5.01.   Termination of Company's Obligations.

                     (a) The Company may terminate its obligations under the Obligations and this Indenture if all Obligations previously authenticated and delivered (other than destroyed, lost or stolen Obligations which have been replaced or paid or Obligations for whose payment money or securities has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 5.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder and thereunder; or

                     (b) Except as otherwise provided in this Section 5.01, the Company may terminate its obligations under any Obligations and all of its obligations under this Indenture to or for the benefit of the Holders of such Obligations, if:

               (i) the Company has (a) in case any of such Obligations are to be redeemed on any date prior to their Stated Maturity, given to the Trustee irrevocable instructions to give as provided in Article XII notice of redemption of such Obligations (other than Obligations which have been purchased by the Trustee at the direction of the Company as hereinafter provided prior to the giving of such notice of redemption), and (b) irrevocably deposited or caused to be deposited with the Trustee or Paying Agent and conveyed all right, title and interest for the benefit of the Holders of such Obligations, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, as trust funds in trust solely for the benefit of the Holders of such Obligations for that purpose, money or Defeasance Securities maturing as to principal and interest in such amounts and at such times as are sufficient (in the opinion of a nationally recognized firm of Independent Accountants expressed in a certificate signed by such firm and delivered to the Trustee), without consideration of any reinvestment of such interest, to pay principal or Redemption Price (if applicable) of, and interest due or to become due on such Obligations (other than destroyed, lost or stolen Obligations which have been replaced or paid or Obligations for whose payment money or securities has theretofore been held in trust and thereafter repaid to the Company as provided in Section 5.03) on or prior to the Redemption Date or Stated Maturity thereof, as the case may be, in accordance with the terms of this Indenture and such Obligations; PROVIDED, that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such Defeasance Securities to the payment of such principal, Redemption Price and interest with respect to such Obligations;

               (ii) no Event of Default shall exist on the date of such deposit or shall occur as a result of such deposit;

               (iii) the Company shall have delivered to the Trustee either (i) a ruling from the Internal Revenue Service and directed to the Trustee to the effect that the Holders of such Obligations will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this subsection 5.01(B) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, or (ii) an Opinion of Counsel from nationally recognized tax counsel not an employee of the Company to the same effect as the ruling described in paragraph (i) of this subsection;

               (iv) the Company has paid or caused to be paid all sums then due from the Company hereunder and under the Obligations;

               (v) the Company has delivered an Opinion of Counsel stating that the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

               (vi) the Company has delivered an Opinion of Counsel from a nationally recognized law firm stating that the Holders of such Obligations (or the Trustee for the benefit of such Holders) shall have a perfected security interest under applicable law in the money or Defeasance Securities so deposited; and

               (vii) the Company has delivered to the Trustee and any Paying Agent an Officers' Certificate and an Opinion of Counsel, each stating that the conditions set forth in subsections (1) through (6) above have been complied with. After any such irrevocable deposit, the Trustee upon Company Request shall acknowledge in writing the discharge of the Company's obligations under such Obligations and of the Company's obligations to or for the benefit of the Holders of such Obligations under this Indenture, except for those surviving obligations specified below.

                      (c) Notwithstanding the satisfaction of the conditions set forth in subsection (B) with respect to any Obligations, the Company's and the Trustee's obligations to or for the Holders of such Obligations or to the Trustee under Sections 3.07, 3.08, 5.02, 5.03, 5.04, 7.07, 7.10, 8.02, 11.01,
11.02 and 11.03 shall survive until such Obligations are no longer Outstanding. Thereafter, only the Company's obligations under Sections 5.03, 5.04 and 7.07 shall survive with respect to such Holders or the Trustee. If and when a ruling from the Internal Revenue Service or Opinion of Counsel referred to in paragraph
(B)(3) is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations to such Holders under Section 11.01, then the Company's obligations to such Holders under such
Section 11.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to such Holders.

                      (d) The Trustee or Paying Agent shall, if so directed by the Company (i) prior to the Stated Maturity of Obligations in respect of which a deposit has been made under paragraph (B)(1) above which are not to be redeemed prior to their Stated Maturity or (ii) prior to the giving of the notice of redemption referred to in paragraph (B)(1) above with respect to any Obligations in respect of which a deposit has been made under paragraph (B)(1) which are to be redeemed on a date prior to their Stated Maturity, apply moneys deposited with the Trustee in respect of such Obligations and redeem or sell Defeasance Securities so deposited with the Trustee and apply the proceeds thereof to the purchase of such Obligations and the Trustee shall immediately thereafter cancel all such Obligations so purchased; PROVIDED, HOWEVER, that the moneys and Defeasance Securities remaining on deposit with the Trustee or Paying Agent after the purchase and cancellation of such Obligations shall be sufficient to pay when due the principal or Redemption Price (if applicable) of, and interest due or to become due on, all Obligations in respect of which such moneys and Defeasance Securities are being held by the Trustee or Paying Agent on or prior to the Redemption Date or Stated Maturity thereof, as the case may be. In the event that on any date as a result of any purchases and cancellations of Obligations as provided in this subsection the total amount of moneys and Defeasance Securities remaining on deposit with the Trustee or Paying Agent under this Section is in excess of the total amount that would have been required to be deposited with the Trustee or Paying Agent on such date under paragraph (B)(1) in respect of the remaining Obligations for which such moneys and Defeasance Securities are being held, the Trustee or Paying Agent shall, if requested by the Company and upon receipt by the Trustee or Paying Agent of a certificate of a nationally recognized firm of Independent Accountants setting forth the calculation of such excess, pay the amount of such excess to the Company free and clear of any trust, lien, security interest, pledge or assignment securing such Obligations or otherwise existing under this Indenture.

                      (e) If the requirements of this Section 5.01 have been satisfied with respect to all Obligations theretofore Outstanding, then, upon Company Request, the rights and interest created hereby shall become null and void and be cancelled and surrendered (except as otherwise provided herein).

     Section 5.02. Application of Deposited Money and Money From Defeasance Securities.

     Money or Defeasance Securities deposited with the Trustee or the Paying Agent pursuant to Section 5.01 shall constitute a separate trust fund for the benefit of persons entitled thereto. Subject to the provisions of Section 11.03, the Trustee or Paying Agent shall hold in trust money or Defeasance Securities deposited with it pursuant to Section 5.01, and shall apply the deposited money and the money from Defeasance Securities to the payment of the principal or Redemption Price (if applicable) of, and interest on, the Obligations in respect of which such money and Defeasance Securities are deposited. If money deposited with the Trustee under this Article V, or money received from principal or interest payments on Defeasance Securities deposited with the Trustee under this
Article V, will be required at a later date for payment of the principal or Redemption Price (if applicable) of, and interest on, the Obligations in respect of which such money and Defeasance Securities are deposited, such money shall, at the written investment direction of the Company, to the extent practicable, be reinvested in Defeasance Securities maturing at times and in amounts that, together with other moneys so deposited or to be generated by other Defeasance Securities, will be sufficient to pay when due the principal or Redemption Price (if applicable) of, and interest to become due on, such Obligations, and the interest earned from such reinvestments shall be paid over to the Company, as received by the Trustee, free and clear of any trust otherwise existing under this Indenture.

     Section 5.03.  Repayment to Company.

     Subject to Section 5.01, to the extent any Defeasance Securities deposited with the Trustee or Paying Agent under this Article V, or cash received from principal or interest payments on such Defeasance Securities, will not be required for the payment of the principal or Redemption Price (if applicable) of, and interest on, the Obligations in respect of which such money and Defeasance Securities are deposited, the Trustee and the Paying Agent shall upon Company Request accompanied by a certificate of a nationally recognized firm of Independent Accountants calculating such excess, promptly pay and deliver to the Company upon Company Request any such Defeasance Securities and cash, and thereupon the Trustee or Paying Agent shall be relieved from any liability with respect thereto. Without limiting the foregoing, the Trustee and the Paying Agent shall pay to the Company upon Company Request any money held by them for the payment of principal, Redemption Price or interest that remains unclaimed for two years after the date such payment was due. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     Section 5.04.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or Defeasance Securities in accordance with Section 5.01 and the second sentence of Section
5.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture to or for the benefit of the Holders of Obligations for whose benefit such money or Defeasance Securities were deposited and under such Obligations shall be revived and reinstated as though no deposit had occurred pursuant to Section 5.01 until such time as the Trustee or Paying Agent is permitted to apply all such money and Defeasance Securities in accordance with Section 5.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Obligations because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Obligations to receive such payment from the money or Defeasance Securities held therefor by the Trustee or Paying Agent. Notwithstanding the foregoing or any other provision of this Indenture, during any period in which the Trustee or Paying Agent is unable, for any of the reasons described in the first sentence of this Section, to apply in accordance with Section 5.01 and the second sentence of Section 5.02 for the benefit of the Holders of any Obligations any money or proceeds from Defeasance Securities deposited with the Trustee with respect to such Obligations pursuant to Section 5.01, the Company's right to obtain any excess funds from such moneys or proceeds, and the Company's subrogation rights arising hereunder with respect to such Obligations, shall be suspended.

                                  ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES

     Section 6.01.  Events of Default.

     "Events of Default," wherever used herein, means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (a) default in the payment of any interest upon any Obligation when such interest becomes due and payable, and continuance of such default for a period of forty-five (45) days or such other period provided for in such Obligation or in the Supplemental Indenture under which such Obligation is issued; or

                    (b) default in the payment of the principal of (or premium, if any, on) any Obligation at its Maturity and, if so provided for in such Obligation or the Supplemental Indenture under which such Obligation is issued, the continuance of such default for the period so provided; or

                    (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of forty-five (45) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least ten percent (10%) in principal amount of the Outstanding Obligations, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                    (d) a failure to pay any portion of the principal when due and payable (other than amounts due and payable on acceleration) under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company, other than any indebtedness evidenced by an Obligation, whether such indebtedness now exists or shall hereafter be created, which failure shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable in an aggregate principal amount exceeding $10,000,000 without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of ten (10) days after such acceleration; or

                    (e) the rendering against the Company of a judgment for the payment of moneys in excess of the sum of $10,000,000 and the continuance of such judgment unsatisfied and without stay of execution thereon for a period of forty-five (45) days after the entry of such judgment, or the continuance of such judgment unsatisfied for a period of forty-five (45) days after the termination of any stay of execution thereon entered within such first mentioned forty-five (45) days; but only in either case if such judgment shall have been continued unstayed or unsatisfied for a period of ten (10) days after written notice of default hereunder shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of not less than ten percent (10%) in principal amount of the Obligations Outstanding; or

                    (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief of any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

                    (g) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     Section 6.02.  Acceleration of Maturity Rescission and Annulment.

     If an Event of Default exists, then and in every such case the Trustee or the Holders of not less than twenty-five percent (25%) in principal amount of the Obligations Outstanding may declare the principal (or, if the Obligations of any series are Original Issue Discount Obligations, such portion of the principal amount of such Original Issue Discount Obligations as may be specified in the terms of such series) of all the Obligations to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made, but before any judgment or decree for payment of money due on any Obligations has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Obligations (unless such declaration has been made under Section 6.17 only with respect to a particular series of Outstanding Obligations, in which event only a majority in principal amount of the Obligations of such series) may, by written notice to the Company and the Trustee, rescind and annul such declaration and its consequences if:

     A. the Company has paid or deposited with the Trustee a sum sufficient to pay

          (i)    all overdue installments of interest on all Obligations,

          (ii) the principal of (and premium, if any, on) any Obligations which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Obligations,

          (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor in such Obligations,

          (iv) all late payment charges or fees, if any, prescribed in such Obligations, and

          (v) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                 (b) all Events of Default, other than the non-payment of the principal of Obligations which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in Section 6.13.

     No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

     Section 6.03. Covenant to Pay Trustee Amounts Due on Obligations and Right of Trustee to Judgment.

     The Company covenants that, if:

                 (a) default is made in the payment of any interest on any Obligation when such interest becomes due and payable, and such default continues for the period prescribed in subsection 6.01(A), or

                 (b) default is made in the payment of the principal of (or premium, if any, on) any Obligation at its Maturity and, if applicable, such default continues for the period prescribed in subsection 6.01(B), then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Obligations, the whole amount then due and payable on such Obligations (including any amount accelerated pursuant to Section 6.02) for principal (and premium, if any) and interest, with interest at the respective rate or rates prescribed therefor in the Obligations on overdue principal (and premium, if any) and, to the extent that payment of such interest is legally enforceable, on overdue installments of interest; and, in addition thereto, all late payment charges and fees, if any, prescribed in such Obligations and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to sue for and recover judgment against the Company and any other obligor on the Obligations for the whole amount so due and unpaid and exercise such other rights and remedies as may be provided by law or otherwise available to the Trustee.

     Section 6.04.  Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, except as otherwise provided in an Obligation or Supplemental Indenture creating the series to which such Obligation belongs, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Obligations and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               (a) First: To the payment of all amounts due the Trustee under
Section 7.07;

               (b) Second: To the payment of the interest, premium, if any, and principal or Redemption Price then due on the Obligations, as follows:

          (i) unless the principal of all of the Obligations shall have become due and payable,

               First: Interest - To the payment to the Persons entitled thereto of all installments of interest then due (and, to the extent that payment of such interest is legally enforceable, interest on overdue installments of interest) on Outstanding Indenture Obligations in the order of the maturity of such installments, together with accrued and unpaid interest on the Obligations theretofore called for redemption or prepayment, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon, to the persons entitled thereto, without any discrimination or preference; and

               Second: Principal, Premium or Redemption Price - To the payment to the Persons entitled thereto of the unpaid principal and premium, if any, and Redemption Price of any Outstanding Indenture Obligations which shall have become due, whether at Maturity or by call for redemption or acceleration, and, if the amount available shall not be sufficient to pay in full all the Obligations which shall have become due, then to the payment thereof ratably, according to the amounts of principal and premium, if any, due, and Redemption Price to the Persons entitled thereto, without any discrimination or preference.

          (ii) if the principal of all of the Obligations shall have become due and payable, to the payment of the principal, premium, if any, and interest then due and unpaid upon the

Outstanding Indenture Obligations without preference or priority of principal and premium, if any, over interest or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Obligation over any other Obligation, ratably, according to the amounts due respectively for principal, premium, if any, and interest, to the Persons entitled thereto without any discrimination or preference except as to any difference in the respective rates of interest specified in the Obligations; and

               (c) Third: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     Until such funds are so distributed, such funds shall be invested by the Trustee in overnight deposits with commercial banks having a combined capital and surplus of not less than $500 million or in shares of a money market mutual fund or other collective investment fund registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933, having assets of at least $100 million and having a rating "AAAm" or "AAAm-G" by Standard & Poor's Ratings Group, including money market mutual funds from which the Trustee or its affiliates derive a fee for investment advisory or other services to the fund. The interest or other gains on such investments shall be distributed by the Trustee as if such interest or gains were amounts recovered from the Company.

     Section 6.05.  Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Obligations or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Obligations shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

               (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Outstanding Indenture Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

               (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.06. Trustee May Enforce Claims Without Possession of Obligations.

     All rights of action and claims under this Indenture or the Obligations may be prosecuted and enforced by the Trustee without the possession of any of the Obligations or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Obligations in respect of which such judgment has been recovered.

     Section 6.07. Limitation on Suits.

     No Holder of any Obligation shall have any right to institute any proceeding, judicial or otherwise, under or with respect to this Indenture, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless:

               (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (b) the Holders of not less than twenty-five percent (25%) in principal amount of the Outstanding Obligations shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (c) such Holder or Holders (other than the United States of America or its agencies or instrumentalities) have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, if any is required pursuant to subsection (C) above, has failed to institute any such proceeding; and

               (e) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in principal amount of the Outstanding Obligations;

it being understood and intended that no one or more Holders of Obligations shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Obligations, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Indenture Obligations.

     Section 6.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Obligation shall have the absolute and unconditional right to receive payment of the principal of (and premium, if any) and interest on such Obligation on the respective Stated Maturities expressed in such Obligation (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 6.09.  Restoration of Positions.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 6.10.  Rights and Remedies Cumulative.

     Except as otherwise provided in Sections 3.08, 5.03 and 11.03 with respect to the replacement or payment of mutilated, destroyed, lost or stolen Obligations or the payment of certain moneys, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.11.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Obligation to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 6.12.  Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Obligations shall have the right, during the continuance of an Event of Default:

               (a) to require the Trustee to proceed to enforce this Indenture, either by judicial proceedings for the enforcement of the payment of the Obligations or otherwise; and

               (b) to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee hereunder, PROVIDED that:

          (i) such direction shall not be in conflict with any rule of law or this Indenture,

          (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (iii) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction.

     Section 6.13.  Waiver of Past Defaults.

     Before any judgment or decree for payment of money due has been obtained by the Trustee as provided in this Article, the Holders of not less than a majority in principal amount of the Outstanding Obligations may, by Act of such Holders delivered to the Trustee and the Company, on behalf of the Holders of all the Obligations waive any past default hereunder and its consequences, except a default:

                    (a) in the payment of the principal of (or premium, if any) or interest on any Obligation, or

                    (b) in respect of a covenant or provision hereof which under
Article X cannot be modified or amended without the consent of the Holder of each Outstanding Obligation affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 6.14.  Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Obligation by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, by the United States of America (or its agencies or instrumentalities) or by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Outstanding Obligations, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Obligation on or after the respective Stated Maturities expressed in such Obligation (or, in the case of redemption or acceleration, on or after the Redemption Date or date of acceleration).

     Section 6.15.  Remedies Subject to Applicable Laws.

     All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be registered or filed under the provisions of any applicable law.

     Section 6.16.  Principal Amount of Original Issue Discount Obligation.

     The principal amount of an Original Issue Discount Obligation shall, for purposes of voting, directing the time, place or manner or exercising any remedy, applying moneys, authenticating and delivering Additional Obligations, and for all other purposes hereunder, be determined in the manner specified in the Supplemental Indenture establishing the series to which such Original Issue Discount Obligation belongs.

     Section 6.17.  Default Not Affecting All Series of Obligations.

     In case an Event of Default affecting the rights of the Holders of Obligations of any one or more series which does not similarly affect the rights of Holders of all other series of Obligations at the time Outstanding (including, without limitation, an Event of Default specified in a Supplemental Indenture creating a series of Obligations) shall have occurred and be continuing, then whatever action (including, without limitation, the acceleration of Obligations under Section 6.02, the giving of any request or direction to the Trustee under Section 6.07 or 6.12 or the waiver of any default under Section 6.13) may or shall be taken under this Article upon the occurrence of such Event of Default by or upon the request of the Holders of a specified percentage in principal amount of the Obligations then Outstanding, may or shall be taken in respect of the Obligations then Outstanding of the series as to which such Event of Default shall have been made, by or upon the request of the Holders of the same percentage in principal amount of the Obligations of such series then Outstanding.

                                  ARTICLE VII

                                  THE TRUSTEE

     Section 7.01.  Certain Duties and Responsibilities.

               (a) Except during the continuance of an Event of Default,

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

               (b) In case an Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                    (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this subsection shall not be construed to limit the effect of subsection (A) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Obligations relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                    (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     Section 7.02.  Notice of Defaults.

     Within ninety (90) days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders entitled to receive reports pursuant to Section 8.03(C), if operative, and if Section 8.03(C) is not operative, to all Holders of Obligations as their names and addresses appear in the Obligation Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; PROVIDED, HOWEVER, that except in the case of a default in the payment, repayment or prepayment of the principal of (or premium, if any) or interest on any Obligation or in the payment, repayment or prepayment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and PROVIDED FURTHER, that in the case of any default of the character specified in Section 6.01(C) or 6.01(D), no such notice to Holders shall be given until at least sixty (60) days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     Section 7.03.  Certain Rights of Trustee.

     Except as otherwise provided in Section 7.01:

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon;

               (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders (other than the United States of America or its agencies or instrumentalities) shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, or, except as specifically provided herein, compliance by the Company with its agreements or covenants in this Indenture but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (h) the Trustee shall not be required to take notice or be deemed to have notice of any default (as defined in Section 7.02) hereunder unless the Trustee shall be specifically notified in writing of such default by the Company or by the Holder of any Obligation as to the Events of Default described in paragraph (A) or (B) of Section 6.01, or by the Holders of not less than ten percent (10%) in principal amount of the Obligations Outstanding as to any other default (as defined in Section 7.02); and

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

          (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     Section 7.04. Not Responsible for Recitals or Issuance of Obligations or Application of Proceeds.

     The recitals contained herein and in the Obligations, except the Trustee's certificate of authentication on the Obligations, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Obligations. The Trustee shall not be accountable for the use or application by the Company of Obligations or the proceeds thereof or of any money paid to the Company or upon Company Order under any provision hereof.

     Section 7.05.  May Hold Obligations

     The Trustee, any Paying Agent, Obligation Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Obligations and, subject to Sections 7.08 and 7.13, if operative, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Obligation Registrar, Authenticating Agent or such other agent.

     Section 7.06.  Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company, the Trustee will have no liability or responsibility for any loss or failure to maximize earnings resulting from any investment made in accordance with the provisions of this Indenture.

     Section 7.07.  Compensation and Reimbursement.

     The Company agrees:

               (a) to pay to the Trustee and each Paying Agent from time to time such compensation as may be specifically agreed upon with the Trustee or Paying Agent and, absent specific agreement, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (b) except as otherwise expressly provided herein, to reimburse the Trustee and each Paying Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or Paying Agent in accordance with any provision of this Indenture or as a result of its performance of any obligation under this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's or Paying Agent's negligence or bad faith; and

               (c) to indemnify the Trustee and each Paying Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

All such payments and reimbursements shall be made with interest at the "prime rate" as quoted by and in effect from time to time by the Trustee plus one percent (1%) per annum (such rate to be recomputed, and as so recomputed to take effect, as of the day immediately following the date on which the Trustee publicly announces any change in its "prime rate").

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

     Section 7.08.  Disqualification; Conflicting Interests.

               (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section (certain terms being defined and percentages calculated as hereinafter stated in this Section), if the default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated within the ninety (90) day period immediately following the date on which the Trustee ascertains that it has such conflicting interest, it shall, within such ninety (90) day period, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

               (b) In the event that the Trustee shall fail to comply with the provisions of subsection A of this Section the Trustee shall, within ten (10) days after the expiration of such ninety (90) day period, transmit notice of such failure to the Holders in the manner and to the extent provided in Section 8.03(C).

               (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if there is an Event of Default and

          (i) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other of the Company are outstanding, or is trustee for more than one outstanding series of securities, as hereafter defined, under a single indenture of the Company, unless such other indenture is a collateral trust indenture under which the only collateral consists of Obligations issued under this Indenture, PROVIDED that there shall be excluded from the operation of this paragraph other series under this Indenture and any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures or under more than one outstanding series under a single indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures or with respect to such series; or

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

          (ii) the Trustee or any of its directors or executive officers is an underwriter for the Company; or

          (iii) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company; or

          (iv) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (a) one individual may be a director or an executive officer or both of the Trustee and a director or an executive officer or both of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (b) if and so long as the number of directors of the Trustee in office is more than nine
(9), one (1) additional individual may be a director or an executive officer or both of the Trustee and a director of the Company; and (c) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection, to act as trustee, whether under an indenture or otherwise; or

          (v) ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or twenty percent (20%) or more of such voting securities is beneficially owned, collectively, by any two (2) or more of such persons; or ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two (2) or more such persons; or

          (vi) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), (a) five percent (5%) or more of the voting securities, or ten percent (10%) or more of any other class of security, of the Company not including the Obligations issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (b) ten percent (10%) or more of any class of security of an underwriter for the Company; or

          (vii) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), five percent (5%) or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten percent (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company; or

          (viii) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), ten percent (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty percent (50%) or more of the voting securities of the Company; or

          (ix) the Trustee owns, upon the occurrence of an Event of Default (or any occurrence that would constitute an Event of Default upon the lapse of time or giving of notice) or any anniversary of such date while such Event of Default or occurrence remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent (25%) or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent (25%) of such voting securities or twenty-five percent (25%) of any such class of security. Promptly after any Event of Default (or other occurrence that would constitute an Event of Default upon the lapse of time or giving of notice) and annually in each succeeding year that any Event of Default or other occurrence remains outstanding, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of, or the premium, if any, or interest on, any of the Obligations when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty (30) day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and
(8) of this subsection; or

          (x) except under the circumstances described in subsection 7.13(B), the Trustee shall become a creditor of the Company.

     For purposes of paragraph (1) of this subsection, the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such Holders, separately from Holders of another such series; PROVIDED, that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

     The specification of percentages in paragraphs (5) to (9) inclusive, of this subsection, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or
(7) of this subsection.

     For the purposes of paragraphs (6), (7), (8) and (9) of this subsection only, (a) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (b) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (c) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

     Except in the case of the failure to pay, repay or prepay the principal of or interest on any Obligation, or to pay any sinking or purchase fund installment, on the date on which it becomes due, the Trustee shall not be required to resign as provided by this subsection if such Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that:

          (i) the Event of Default (or other event that would constitute an Event of Default upon the passage of time or giving of notice) otherwise giving rise to an obligation by the Trustee to resign may be cured or waived during a reasonable period and under the procedures described in such application, and

          (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of Holders of the Obligations. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

     Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor's acceptance of such an appointment.

                 (d)  For the purposes of this Section:

          (i) The term "underwriter" when used with reference to the Company means every person who, within one (1) year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

          (ii) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

          (iii) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

          (iv) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

          (v)    The term "the Company" means any obligor upon the Obligations.

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

          (vi) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

                 (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

          (i) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

          (ii) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

          (iii) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

          (iv) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

     (A) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

     (B) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

     (C) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

     (D)  securities held in escrow if placed in escrow by the issuer thereof;

     PROVIDED, HOWEVER, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

          (v) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; PROVIDED, HOWEVER, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series as different classes, and PROVIDED FURTHER, that in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

     Section 7.09.  Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which (i) shall be a corporation organized and doing business under the laws of the United States of America or of any state or the District of Columbia, and (ii) shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 7.10.  Resignation and Removal; Appointment of Successor.

                    (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 7.11.

                    (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    (c) Unless an Event of Default (or an occurrence that would constitute an Event of Default upon the passage of time or the giving of notice) exists, the Company may remove the Trustee with or without cause, by delivery to the Trustee of a Board Resolution effecting such removal. The Trustee may be removed with or without cause at any time by Act of the Holders of a majority in principal amount of the Outstanding Obligations, delivered to the Trustee and to the Company.

                    (d) If at any time:

          (i) the Trustee shall fail to comply with Section 7.08(A) after written request therefor by the Company or by any Holder who has been a bona fide Holder of an Obligation for at least six (6) months, or

          (ii) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by a Board Resolution may remove the Trustee, or (b) subject to Section 6.14, any Holder who has been a bona fide Holder of an Obligation for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. In case all or substantially all of the property of the Company shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee, by written instrument, may similarly appoint a successor to fill such vacancy until a new Trustee shall be so appointed by the Holders. If, within one
(1) year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Obligations delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company or by such receiver or trustee. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, subject to Section 6.14, the Trustee or any Holder who has been a bona fide Holder of an Obligation for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Obligations as their names and addresses appear in the Obligation Register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

     Section 7.11.  Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article, to the extent operative.

     Section 7.12.  Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Obligations shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Obligations so authenticated with the same effect as if such successor Trustee had itself authenticated such Obligations.

     Section 7.13.  Preferential Collection of Claims against Company.

                    (a) Subject to subsection (B) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three (3) months prior to a default (as defined in subsection (C) of this Section), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Obligations and the holders of other indenture securities (as defined in subsection (C) of this Section):

               (i) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal, premium (if any) or interest, effected after the beginning of such three (3) month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

               (ii) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three (3) month period, or an amount equal to the proceeds of any such property, if disposed of, SUBJECT, HOWEVER, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

     Nothing herein contained, however, shall affect the right of the Trustee

     (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law; or

     (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three (3) month period; or

     (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three (3) month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default would occur within three (3) months; or

     (D) to receive payment on any claim referred to in subparagraph (b) or (c) above, against the release of any property held as security for such claim as provided in subparagraph (b) or (c), as the case may be, to the extent of the fair value of such property.

     For the purposes of subparagraphs (b), (c) and (d), property substituted after the beginning of such three (3) month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such Subparagraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for liquidation or reorganization pursuant to the Federal Bankruptcy Code or applicable state law, the same percentage of their respective claims, calculated before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for liquidation or reorganization pursuant to the Federal Bankruptcy Code or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

     Any Trustee which has resigned or been removed after the beginning of such three (3) month period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three (3) months' period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three (3) month period; and

          (ii) such receipt of property or reduction of claim occurred within three (3) months after such resignation or removal.

                 (b) There shall be excluded from the operation of subsection
(A) of this Section a creditor relationship arising from:

          (i) the ownership or acquisition of securities issued under any indenture or any security or securities having a maturity of one (1) year or more at the time of acquisition by the Trustee; or

          (ii) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity; or

          (iii) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction (as defined in subsection (C) of this Section); or

          (iv) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, or any successor statute, which is directly or indirectly a creditor of the Company; or

          (v) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper (as defined in subsection (C) of this Section).

                 (c) For the purposes of this Section only:

          (i) The term "default" means any failure to make payment in full of the principal of or interest on any of the Obligations or upon the other indenture securities when and as such principal or interest become due and payable;

          (ii) The term "other indenture securities" means securities upon which the Company is an obligor outstanding (within the meaning of that term in Section 7.08(E)(4)) under any other indenture (a) under which the Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this Section, and (c) under which a default exists at the time of the apportionment of the funds and property held in such special account;

          (iii) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

          (iv) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

          (v)       The term "Company" means any obligor upon the Obligations;
and

          (vi) The term "Federal Bankruptcy Code" means Title 11 of the United States Code, as it may be amended from time to time.

     Section 7.14.  Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Obligations issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Sections 3.06, 3.07, 3.08 or 12.07, and Obligations so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Such Authenticating Agent shall at all times be a bank or trust company, and shall at all times be a corporation organized and doing business under the laws of the United States or of any state, territory or the District of Columbia, with a combined capital and surplus of at least $50,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent hereunder, provided such corporation shall otherwise be eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment by first-class mail, postage prepaid, to all Holders of Obligations of the applicable series as the names and addresses of such Holders appear on the Obligation Register.

     If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     The Trustee agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services under this Section and the Trustee shall be entitled to be reimbursed by the Company for such payments, subject to
Section 7.07. The provisions of Sections 3.10, 7.04 and 7.05 shall be applicable to any Authenticating Agent.

     Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.07.

     If an appointment is made pursuant to this Section, the Obligations may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Obligations described in the within-mentioned Indenture.


                                   _____________________________________________
                                                     As Trustee

                                   By___________________________________________
                                              As Authenticating Agent

                                   By___________________________________________
                                                 Authorized Officer


                                 ARTICLE VIII

                          HOLDERS' LISTS AND REPORTS
                            BY TRUSTEE AND COMPANY

     Section 8.01.  Company to Furnish Trustee Semi-Annual Lists of Holders.

     The Company will furnish or cause to be furnished to the Trustee semiannually, not less than forty-five (45) days nor more than sixty (60) days after June 1 and December 1, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of Obligations, obtained since the date as of which the next previous list, if any, was furnished, EXCLUDING from any such list the names and addresses received by the Trustee in its capacity as Obligation Registrar. Any such list may be dated as of a date not more than fifteen (15) days prior to the time such information is furnished and need not include information received after such date.

     Section 8.02.  Preservation of Information; Communications to Holders.

                    (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Obligations (1) contained in the most recent list furnished to the Trustee as provided in
Section 8.01, (2) received by the Trustee in the capacity of Paying Agent (if so acting) hereunder, (3) filed with the Trustee by Holders of Obligations within the two (2) preceding years as provided for in Section 8.03(C)(2) or (4) received by the Trustee in its capacity as Obligation Registrar.

     The Trustee may (1) destroy any list furnished to it under Section 8.01 upon receipt of a new list so furnished, (2) destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than forty-five (45) days after June 1 and December 1 of each year, a list containing the names and addresses of the Holders of Obligations obtained from such information since the delivery of the next previous list, if any, (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered, and (4) destroy, not earlier than two (2) years after filing, any information as to their names and addresses filed with the Trustee by Holders of Obligations as provided for in
Section 8.03(C)(2).

                    (b) If three (3) or more Holders of Obligations (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned an Obligation for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Obligations with respect to their rights under this Indenture or under the Obligations and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either

               (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 8.02(A), or

               (ii) inform such applicants as to the approximate number of Holders of Obligations whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 8.02(A), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section

8.02(A), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five (5) days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Obligations or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                    (c) Every Holder of Obligations, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Obligations in accordance with Section 8.02(B), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 8.02(B).

     Section 8.03.  Reports by Trustee.

     The provisions of this Section shall be operative only while this Indenture is required to be qualified under the Trust Indenture Act.

                    (a) The term "reporting date," as used in this Section, means June 30 in each year, beginning with the first June 30th following the Release Date. Within sixty (60) days after the reporting date in each year, the Trustee shall transmit to the Holders, as provided in subsection (C) of this Section, a brief report dated as of such reporting date with respect to any of the following events which may have occurred within the previous twelve (12) months (but if no such event has occurred within such period no such report need be transmitted):

              (i) any change to its eligibility under Section 7.09 and its qualifications under Section 7.08;

              (ii) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of subsection 7.08(C);

              (iii) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Obligations on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half percent (0.5%) of the principal amount of the Obligations Outstanding on the date of such report;

               (iv) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Obligations) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 7.13(B)(2), (3), (4) or (6);

               (v) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

               (vi) any additional issue of Obligations which the Trustee has not previously reported; and

               (vii) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Obligations, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with
Section 7.02.

                     (b) The Trustee shall transmit to the Holders, as provided in subsection (C) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (A) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Obligations on any property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten percent (10%) or less of the principal amount of the Obligations Outstanding at such time, such report to be transmitted within ninety (90) days after such time.

                     (c) Reports pursuant to this Section shall be transmitted by mail:

               (i) to all Holders of Obligations, as the names and addresses of such Holders appear in the Obligation Register;

               (ii) to such Holders as have, within the two (2) years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

               (iii) except in the case of reports pursuant to subsection (B) of this Section, to all Holders whose names and addresses have been furnished to or received by the Trustee pursuant to Section 8.01 hereof.

                     (d) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any of the Obligations are listed and also with the Commission. The Company will notify the Trustee when the Obligations are listed on any stock exchange.

     Section 8.04.  Reports by Company.

As long as this Indenture is required to be qualified under the Trust Indenture Act, the Company shall:

                    (a) file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

                    (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required by such rules and regulations; and

                    (c)  transmit to the Holders of Obligations, within thirty
(30) days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 8.03(C) with respect to reports pursuant to Section 8.03(A), such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (A) and (B) of this Section as may be required by rules and regulations prescribed by the Commission.

                    (d) The Company shall deliver to the Trustee, as soon as possible and in any event within five (5) days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer's Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

                    (e) In respect of each Series of Original Issue Discount Obligations, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on each Series of such Obligations as of the end of such year, and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

Delivery of such reports, information and documents to the Trustee pursuant to subsection (A) of this Section 8.04 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                  ARTICLE IX

                       CONSOLIDATION, MERGER, CONVEYANCE
                                  OR TRANSFER

     Section 9.01. Consolidation, Merger, Conveyance or Transfer only on Certain Terms.

     The Company shall not consolidate with or merge into any other Person or convey or transfer all or substantially all of its properties and assets to any Person, unless:

                    (a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer all or substantially all of the Company's properties and assets shall be a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall execute and deliver to the Trustee a Supplemental Indenture in form satisfactory to the Trustee containing an assumption by such successor Person of the due and punctual payment of the principal of (and premium, if any) and interest on all the Obligations and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company; and

                    (b) immediately after giving effect to such transaction, no Event of Default hereunder shall exist; and

                    (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger, conveyance or transfer and such Supplemental Indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction shall be complied with.

     Section 9.02.  Successor Person Substituted.

     Upon any consolidation or merger or any conveyance or transfer of all or substantially all of the Company's properties and assets, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                   ARTICLE X

                            SUPPLEMENTAL INDENTURES

     Section 10.01.  Supplemental Indentures Without Consent of Holders.

     Without the consent of the Holders of any Obligations, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more Supplemental Indentures, in form satisfactory to the Trustee, for any of the following purposes:

                    (a) to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Obligations or of any series of Obligations, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed; or

                    (b) to create any series of Obligations and make such other provisions as provided in Section 3.03; or

                    (c) to modify or eliminate any of the terms of this Indenture; PROVIDED, HOWEVER, that

               (i) in the event any such modification or elimination made in such Supplemental Indenture would adversely affect or diminish the rights of the Holders of any Obligations then Outstanding against the Company or its property, it shall expressly be stated in such Supplemental Indenture that any such modifications or eliminations shall become effective only when there is no Obligation Outstanding of any series created prior to the execution of such Supplemental Indenture; and

               (ii) the Trustee may, in its discretion, decline to enter into any such Supplemental Indenture which, in its opinion, may not afford adequate protection to the Trustee when the same becomes operative; or

                    (d) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Obligations contained; or

                    (e) to evidence the appointment of any successor trustee or separate trustee or trustees or co-trustee or co-trustees hereunder, and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustee or co-trustees; or

                    (f) to add to the covenants of the Company or the Events of Default for the benefit of the Holders of all or any series of Obligations or to surrender any right or power herein conferred upon the Company; or

                    (g) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions, with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, PROVIDED such action shall not adversely affect the interests of the Holders of the Obligations in any material respect; or

                    (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the TIA, EXCLUDING, HOWEVER, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

                    (i) to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Obligations (i) in bearer form, registrable or not registrable as to principal and with or without interest coupons or (ii) in book-entry form; or

                    (j) to make any change in the Indenture that, in the reasonable judgment of the Trustee, will not materially and adversely affect the rights of Holders. For purposes of this paragraph of this Section, any Supplemental Indenture will be presumed not to materially and adversely affect the rights of the Holders if (1) this Indenture, as supplemented and amended by such Supplemental Indenture, provides equally and ratably for the payment of principal of (and premium, if any) and interest on the Outstanding Obligations which are to remain Outstanding, and (2) subject to the last sentence of this paragraph, the Company shall furnish to the Trustee written evidence from at least two (2) nationally recognized statistical rating organizations then rating the Obligations (or other obligations primarily secured by Outstanding Obligations) that their respective ratings of the Outstanding Obligations (or other obligations primarily secured by Outstanding Obligations) that are not subject to Credit Enhancement will not be withdrawn or reduced as a result of the changes in the Indenture effected by such Supplemental Indenture; PROVIDED, HOWEVER, that the failure to qualify for the presumption set forth in this sentence shall not create any presumption to the contrary or be used to question the judgment of the Trustee and PROVIDED, FURTHER, that the provisions of this paragraph may not be used to amend or modify the items listed in paragraphs (A) through (F) of Section 10.02 hereof in any way that is inconsistent with the provisions of such Section 10.02. The Trustee may rely on the written evidence of the nationally recognized statistical rating organizations then rating the Obligations (or other obligations primarily secured by Outstanding Obligations) with respect to credit matters relating to the Company to the extent that it deems such reliance to be appropriate.

     The Company shall promptly give notice to any Credit Enhancer of any Supplemental Indenture entered into pursuant to the provisions of this Section 10.01.

     Section 10.02.  Supplemental Indentures With Consent of Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Obligations of all series then Outstanding affected by such Supplemental Indenture, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Obligations under this Indenture; PROVIDED, HOWEVER, that no such Supplemental Indenture shall, without the consent of the Holder of each Outstanding Obligation affected thereby:

               (a) change the Stated Maturity of the principal of, or any installment of interest on, any Obligation, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any Obligation, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date); or

               (b) reduce the percentage in principal amount of the Outstanding Obligations, the consent of whose Holders is required for any such Supplemental Indenture, or the consent of whose Holders is required for any waiver provided for in this Indenture of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences; or

               (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding"; or

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

                    (d)  modify any of the provisions of this Section, Section
6.08 or Section 6.13, except to increase any percentage provided thereby or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Obligation affected thereby; or

                    (e) modify, in the case of Obligations of any series for which a mandatory sinking fund is provided, any of the provisions of this Indenture in such manner as to affect the rights of the Holders of such Obligations to the benefits of such sinking fund; or

                    (f)  modify Section 6.04 of this Indenture.

     The Trustee may in its discretion determine whether or not any Obligations would be affected by any Supplemental Indenture and any such determination shall be conclusive upon the Holder of all Obligations, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 10.03.  Execution of Supplemental Indentures.

     In executing or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 7.01, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture. The Trustee may, but shall not, except to the extent required in the case of a Supplemental Indenture entered into under Section 10.01, be obligated to, enter into any such Supplemental Indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 10.04.  Effect of Supplemental Indentures.

     Upon the execution of any Supplemental Indenture under this Article, this Indenture shall be modified in accordance therewith and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Obligations theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 10.05.  Conformity with Trust Indenture Act.

     As long as this Indenture is required to be qualified under the TIA, every Supplemental Indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

     Section 10.06.  Reference in Obligations to Supplemental Indentures.

     Obligations authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and if required by the Trustee or the Company shall, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the

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Company shall so determine, new Obligations so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such Supplemental Indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Obligations.

                                  ARTICLE XI

                                   COVENANTS

     Section 11.01.  Payment of Principal, Premium and Interest.

     The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Obligations in accordance with the terms of the Obligations and this Indenture.

     Section 11.02.  Maintenance of Office or Agency.

     The Company will maintain an office or agency in each Place of Payment where Obligations may be presented or surrendered for payment, where Obligations entitled to be registered, transferred, exchanged or converted may be presented or surrendered for registration, transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Obligations and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Company shall fail to maintain such an office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

Section 11.03. Money for Obligation Payments to be Held in Trust; Repayment of Unclaimed Money.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Obligations, segregate and hold in trust for the benefit of the Holders of such Obligations a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and the Company will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Obligations, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Holders of such Obligations entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     Moneys so segregated or deposited and held in trust shall constitute a separate trust fund for the benefit of the Persons entitled to such principal, premium or interest. Except in the case of moneys so segregated by the Company when acting as its own Paying Agent, moneys held in trust by the Trustee or any other Paying Agent for the payment of the principal (or premium, if any) or

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interest on the Obligations need not be segregated from other funds, except to the extent required by law.

     The Company will cause each Paying Agent other than the Company or the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                    (a) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Obligations in trust for the benefit of the Holders of such Obligations until such sums shall be paid to the Holders or otherwise disposed of as herein provided;

                    (b) give the Trustee notice of any default by the Company (or any other obligor upon the Obligations) in the making of any payment of principal (and premium, if any) or interest; and

                    (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all money held in trust by the Company or such Paying Agent, such money to be held by the Trustee upon the same trusts as those upon which such money was held by the Company or such Paying Agent; and, upon such payment by the Company, the Company shall be discharged from such trust, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent or held by the Company in trust for the payment of the principal of (and premium, if any) or interest on any Obligation and remaining unclaimed for two (2) years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Obligation shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

     Section 11.04.  Limitations on Security Interests.

     The Company shall not create, assume or suffer to exist any Security Interest on any Subject Property without equally and ratably securing the obligations of the Company to the Holders of any and all Obligations of any series then Outstanding except Security Interests securing at any one time outstanding amounts not to exceed in the aggregate the greater of (i) two percent (2%) of the Company's total assets, and (ii) $10,000,000.

     Section 11.05.  Maintenance of Properties.

     The Company will cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business

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carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

     Section 11.06.  To Insure.

     The Company will at all times keep all its property of an insurable nature and of the character usually insured by companies operating similar properties, insured in amounts customarily carried, and against loss or damage from such causes as are customarily insured against, by similar companies. All such insurance shall be effected with responsible insurance carriers.

     Section 11.07.  Corporate Existence.

     Subject to Article IX, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     Section 11.08.  To Keep Books; Inspection by Trustee.

     The Company will keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Obligations and the plants, properties, business and affairs of the Company in accordance with Accounting Requirements. The Company will, upon reasonable written notice by the Trustee to the Company and at the expense of the Company, permit the Trustee by its representatives to inspect the plants and properties, books of account, records, reports and other papers of the Company, and to take copies and extracts therefrom, and will afford and procure a reasonable opportunity to make any such inspection, and the Company will furnish to the Trustee any and all information as the Trustee may reasonably request, with respect to the performance by the Company of its covenants in this Indenture; PROVIDED, HOWEVER, the Company shall not be required to make available any information supplied to it by a third party which is subject to a confidentiality agreement with such third party except to the extent allowed by, and subject to the terms of, such confidentiality agreement.

     Section 11.09.  Advances by Trustee.

     If the Company shall fail to perform any of its covenants in this Indenture, the Trustee may, at any time and from time to time after notice to the Company, make advances, to effect performance of any such covenant on behalf of the Company; and all moneys so used or advanced by the Trustee, together with interest at the "prime rate" as quoted by and in effect from time to time by the Trustee plus one percent (1%) per annum (such rate to be recomputed, and as so recomputed to take effect, as of the day immediately following the date on which the Trustee publicly announces any change in its "prime rate"), shall be repaid by the Company upon demand.

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     Section 11.10.  Statement as to Compliance.

     The Company will deliver to the Trustee, within one hundred twenty (120) days after the end of each calendar year, a written statement signed by the principal executive officer and by the principal financial officer or principal accounting officer of the Company stating that a review of the Company's activities has been made under his or her supervision and that the Company has fulfilled its obligations hereunder in all material respects.

     Promptly after any Officer of the Company may reasonably be deemed to have knowledge of a default (as defined in Section 7.02) hereunder, the Company will deliver to the Trustee a written notice specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto.

     Promptly upon becoming aware of the ownership of any Obligation by any Affiliate of the Company, any other obligor under such Obligation or any Affiliate of such obligor, the Company shall give the Trustee notice thereof.

     Section 11.11.  Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in this Article except Sections 11.01, 11.02, 11.03, 11.07,
11.08 and 11.09 if before or after the time for such compliance the Holders of at least a majority in principal amount of all Obligations then Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

     Section 11.12.  Rate Covenant.

     The Company shall establish and collect rates, rents, charges, fees and other compensation (collectively "Rates") (i) for the use or the sale of the output, capacity or service of the System which are reasonably expected to yield Margins for Interest for each fiscal year of the Company, equal to at least 1.10 times Interest Charges for such period, subject to the approval or determination of any regulatory or judicial authority with jurisdiction over Rates, and (ii) that, together with other moneys available to the Company, produce moneys sufficient to enable the Company to comply with its covenants under this Indenture. Promptly upon any material change in the circumstances which were contemplated at the time such Rates were most recently reviewed, but not less frequently than once every twelve (12) months, the Company shall review the Rates so established and shall, subject in the case of the Margins for Interest requirement in clause (i) to any necessary regulatory or judicial approval or determination, promptly establish or revise such Rates as necessary to comply with the foregoing requirements.

     Section 11.13.  Distributions to Members.

     The Company shall not directly or indirectly declare or pay any dividend or make any payments, distributions or retirements of patronage capital to members (each a "Distribution") if, at the time thereof or after giving effect thereto,
(i) an Event of Default shall exist, or (ii) the Company's patronage capital (determined in accordance with Accounting Requirements) as of the

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end of the Company's most recent fiscal quarter would be less than twenty percent (20%) of the Company's total long-term debt and patronage capital (determined in accordance with Accounting Requirements) at such time. Notwithstanding the foregoing and so long as no Event of Default shall exist, the Company may declare and make Distributions each fiscal year as long as the aggregate Distributions for such fiscal year is equal to or less than five percent (5%) of the Company's patronage capital (determined in accordance with Accounting Requirements) as of the end of the immediately preceding fiscal year. For purposes of this Section, determination of patronage capital and total long-term debt and patronage capital shall not include any amount on account of earnings retained in any Subsidiary or Affiliate of the Company and any such determination of total long-term debt and patronage capital shall exclude the debt of any Subsidiary or Affiliate.

                                  ARTICLE XII

                   REDEMPTION OF OBLIGATIONS; SINKING FUNDS

     Section 12.01.  General Applicability of Sections 12.01 through 12.07.

     Obligations which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise provided with respect to the Obligations of any particular series by the provisions of the Supplemental Indenture creating such series) in accordance with Sections 12.01 through 12.07.

     Section 12.02.  Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Obligations shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Outstanding Obligations of any series, the Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Obligations of such series to be redeemed and of the numbers of any Outstanding Obligations of such series then owned by the Company.

     If the Obligations of any series to be redeemed consist of Obligations having different Stated Maturities or different rates of interest (or methods of computing interest), then the Company may, in the notice delivered to the Trustee pursuant to this Section, direct that the Securities of such series to be redeemed shall be selected from among groups of such Obligations having specified Stated Maturities or rates of interest (or methods of computing interest) and the Trustee shall thereafter select the particular Obligations to be redeemed in the manner set forth below from among the groups of Obligations so specified.

     Section 12.03.  Selection by Trustee of Obligations to be Redeemed.

     Unless otherwise provided in a Supplemental Indenture authorizing a particular series of Obligations, if less than all the Outstanding Obligations of any series or maturity within a series are to be redeemed, the particular Obligations to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Obligations of such series or maturity within a series which have not previously been called for redemption by such method as the Trustee shall deem fair and appropriate. In any such selection pursuant to this Section, the

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Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount of Obligations of such series or maturity within a series so selected shall be equal to the greater of $1,000 and the smallest authorized denomination of the Obligations of such series, or a multiple thereof, by increasing or decreasing or eliminating the amount which would otherwise be allocable to any Holder by an amount not exceeding such minimum. The Trustee in its discretion may determine the particular Obligations (if there is more than one) registered in the name of any Holder which are to be redeemed, in whole or in part. In any case where any Obligations of such series are registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Obligation of such series.

     The Trustee shall promptly notify the Company in writing of the Obligations selected for redemption and, in the case of any Obligation selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Obligations shall relate, in the case of any Obligation redeemed or to be redeemed only in part, to the portion of the principal of such Obligation which has been or is to be redeemed.

     Section 12.04.  Notice of Redemption.

     Except as otherwise provided in a Supplemental Indenture, notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each Holder of Obligations of such series to be redeemed, at its address appearing in the Obligation Register.

     Except as otherwise provided in a Supplemental Indenture, all notices of redemption shall state:

                    (a) the CUSIP number (if any) of all Obligations to be redeemed,

                    (b)  the Redemption Date,

                    (c)  the Redemption Price,

                    (d) the principal amount of Obligations of each series to be redeemed, and, if less than all Outstanding Obligations of a series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Obligations of such series to be redeemed,

                    (e) that on the Redemption Date the Redemption Price of each of the Obligations to be redeemed will become due and payable and that the interest thereon shall cease to accrue from and after such Redemption Date if the Redemption Price is then paid,

                    (f) the place or places where the Obligations of each series to be redeemed are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in each Place of Payment for such series, and

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                    (g)  if it be the case, that such redemption is to satisfy sinking fund requirements.

     Notice of redemption of Obligations to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     Section 12.05.  Deposit of Redemption Price.

     Prior to 10:00 a.m., Richmond, Virginia time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.03) an amount of money sufficient to pay the Redemption Price of all the Obligations which are to be redeemed on that date. Such money shall be held in trust for the benefit of the Persons entitled to such Redemption Price.

     Subject to the requirements of any Supplemental Indenture, the Company may determine what sinking fund requirements (if any) to apply redeemed Obligations against.

     Section 12.06.  Obligations Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Obligations so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Obligations shall cease to bear interest. Upon surrender of any such Obligation for redemption in accordance with such notice or compliance with such other terms as may be provided in any Supplemental Indenture relating thereto, such Obligation shall be paid by the Company at the Redemption Price. Installments of interest with a Stated Maturity on or prior to the Redemption Date shall be payable to the Holders of the Obligations registered as such on the relevant Record Dates according to the terms of such Obligations and the provisions of Section 3.09.

     If any Obligation called for redemption shall not be so paid upon surrender thereof for redemption or as otherwise provided under Section 12.07 in lieu of surrender, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Obligation.

     Section 12.07.  Obligations Redeemed in Part.

     Unless otherwise provided in any Supplemental Indenture, any Obligation which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Obligation, without service charge, a new Obligation or Obligations of the same series and maturity of any authorized denomination or denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Obligation so surrendered.

     In lieu of surrender under the preceding paragraph, payment of the Redemption Price of a portion of any Obligation held in the Book-Entry System may be made directly to the Holder

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thereof without surrender thereof, if there shall have been filed with the
Trustee either (1) a written agreement between the Company and such Holder and, if such Holder is a nominee, the Person for whom such Holder is a nominee, that payment shall be so made and that such Holder will not sell, transfer or otherwise dispose of such Obligation unless prior to delivery thereof such Holder shall present such Obligation to the Trustee for notation thereon of the portion of the principal thereof redeemed or shall surrender such Obligation in exchange for a new Obligation or Obligations for the unredeemed balance of the principal of the surrendered Obligation or (2) a certificate of the Company that such an agreement has been entered into and remains in force.

     Section 12.08.  Applicability of Sections 12.08 through 12.10.

     The provisions of Sections 12.08 through 12.10 shall be applicable to any sinking fund for the retirement of Obligations of a series except as otherwise specified as contemplated by Section 3.03 for Obligations of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Obligations of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Obligations of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Obligations of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.09. Each sinking fund payment shall be applied to the redemption of Obligations of any series as provided for by the terms of Obligations of such series.

     Section 12.09.  Satisfaction of Sinking Fund Payments with Obligations.

     The Company (1) may deliver Outstanding Obligations of a series (other than any previously called for redemption) and (2) may apply, as a credit, Obligations of a series which have been redeemed either at the election of the Company pursuant to the terms of such Obligations or through the application of permitted optional sinking fund payments pursuant to the terms of such Obligations, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Obligations of such series required to be made pursuant to the terms of such Obligations as provided for by the terms of such series; PROVIDED that such Obligations have not been previously so credited, Obligations shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Obligations for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

     Section 12.10.  Redemption of Obligations for Sinking Fund.

     Not less than sixty (60) days prior to each sinking fund payment date for any series of Obligations, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Obligations of that series pursuant to Section 12.09 and will also deliver to the Trustee any Obligations to be so delivered. Not less than thirty (30) days before each such sinking fund payment date the Trustee shall select the Obligations to be redeemed upon such sinking fund payment date in the manner specified in Section 12.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in

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the manner provided in Section 12.04. Such notice having been duly given, the redemption of such Obligations shall be made upon the terms and in the manner stated in Sections 12.06 and 12.07.

                                    * * * *

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Company:                              OLD DOMINION ELECTRIC COOPERATIVE,
                                      a Virginia utility aggregation cooperative
Innsbrook Corporate Center
4201 Dominion Boulevard
Glen Allen, Virginia 23060
                                      By:_______________________________________
                                          Name:
                                          Title:

Trustee:                              SUNTRUST BANK,
                                      a Georgia banking corporation
919 East Main Street, 10th Floor
Corporate Trust Administration
Richmond, Virginia 23219
                                      By:_______________________________________
                                          Name:
                                          Title:

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